Pricing Supplement dated August 10, 2026 to the Prospectus Supplement dated March 25, 2025 and the Prospectus dated March 25, 2025	Registration Statement No. 333-285508 Filed Pursuant to Rule 424(b)(2)

Issued by Bank of Montreal

US$5,000,000* MicroSectors™ -3× Short Investment Grade Corporate Bond (LQD) ETNs due July 31, 2046

This pricing supplement relates to the MicroSectors™ -3× Short Investment Grade Corporate Bond (LQD) Exchange Traded Notes due July 31, 2046 (the “ETNs”) that Bank of Montreal may issue from time to time. The ETNs seek to provide three times leveraged inverse participation in the VettaFi Investment Grade Corporate Bond Fund-Tracking Index (the “Index”) from one leverage reset day to the next, before taking into account fees and charges. Because the leveraged inverse return of the Index is compounded daily with each leverage reset, the performance of the ETNs over a period longer than from one leverage reset day to the next will differ, perhaps significantly, from a three times leveraged point-to-point inverse return of the Index over the same period. Your investment in the ETNs is linked to the inverse, or “short,” performance of the Index. Therefore, leaving aside the effects of the daily compounding of leverage, fees and charges, the value of the ETNs will generally increase as the level of the Index decreases and will generally decrease as the level of the Index increases. The Index is a total return index that tracks the performance of the iShares® iBoxx $ Investment Grade Corporate Bond ETF and is designed to provide exposure to U.S. dollar-denominated investment-grade corporate debt through a single fund-tracking vehicle.

The ETNs do not guarantee any return of principal at maturity, call or upon early redemption, and do not pay any interest. Instead, you will receive a cash payment in U.S. dollars at maturity, upon a call at our option or upon early redemption at your option, based on a daily resetting three times leveraged participation in the inverse performance of the Index, minus the Daily Investor Fee and, upon early redemption, the Redemption Fee Amount, plus the Daily Interest (which could be negative), each as described below. The Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable (referred to herein collectively as the “fees and charges”), will reduce any payment at maturity, call or upon early redemption, or if you sell your ETNs in the secondary market. Because of these fees and charges, the level of the Index will need to have decreased over the period you hold the ETNs by an amount that is sufficient, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Investor Fee, any negative Daily Interest and, in the case of an Early Redemption, the Redemption Fee Amount in order for you to receive at least the principal amount of your investment. You may lose your entire investment in the ETNs. Please see “Terms of the ETNs” below for important information relating to the terms and conditions of the ETNs. Any payment on the ETNs is subject to the credit risk of Bank of Montreal.

The ETNs are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The ETNs are designed to reflect a 3× leveraged exposure to the inverse performance of the Index on a daily basis, before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the ETNs on an intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is negative. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide leveraged exposure to the inverse performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time.

The ETNs are unsecured and unsubordinated obligations of Bank of Montreal. Each ETN will have an initial principal amount of $50. The

ETNs will initially settle on August 12, 2026. The Daily Investor Fee (based on a rate of 0.95% per annum) is deducted from the Closing Indicative Value on a daily basis. The Daily Interest (which is based on the Federal Funds Effective Rate minus a Spread that will initially be 2.00% per annum, but which may be increased to up to 7.50% per annum) will be added to the Closing Indicative Value on a daily basis. If the Federal Funds Effective Rate minus the Spread on any day is negative, the Daily Interest will be negative and will further reduce the Closing Indicative Value. If you elect for us to redeem your ETNs, your payment will be subject to the Redemption Fee Amount of 0.125% (unless waived by us, as explained below).

The ETNs have been approved for listing, subject to official notice of issuance, on the Cboe BZX Exchange, Inc. (“Cboe BZX”), under the ticker symbol “LQDD.” To the extent that an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on Cboe BZX or any other exchange. Under certain circumstances, the ETNs may be subject to delisting by Cboe BZX. We have not and do not intend to list the ETNs on any other exchange. There can be no assurance that an active secondary market will exist at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ETNs or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Investing in the ETNs involves significant risks. See “Risk Factors” beginning on page PS-24 of this pricing supplement, page S-2 of the prospectus supplement and page 9 of the prospectus.

The ETNs will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS

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The resetting of the leverage on each day is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the ETNs to lose value over time. See “Risk Factors” and “Hypothetical Examples—Illustrations of the “Decay” Effect on the ETNs” herein. As explained in “Risk Factors” in this pricing supplement, because of the nature of daily compounding leveraged instruments such as the ETNs, the amount payable at maturity, call or upon early redemption is likely to be significantly less than the stated principal amount of the ETNs. In almost any potential scenario, the long-term performance of the ETNs is likely to be negative, regardless of the performance of the Index, and we do not intend or expect any investor to hold the ETNs from inception to maturity. It is possible that the ETNs will incur significant losses even if the long-term performance of the Index is negative.

The Closing Indicative Value will reflect the daily deduction of the Daily Investor Fee. In addition, if the Daily Interest is negative on any day, such negative Daily Interest will further reduce the Closing Indicative Value. If the level of the Index increases or does not decrease sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Investor Fee, any negative Daily Interest and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, the value of the ETNs will decline and you will lose some or all of your investment.

* On the Initial Trade Date, we sold $5,000,000 in aggregate principal amount of the ETNs (100,000 ETNs) to BMO Capital Markets Corp. (“BMOCM”) at 100% of their stated principal amount. After the Initial Trade Date, we may sell from time to time a portion of the ETNs at prices that are based on the Closing Indicative Value at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the ETNs are sold to the public, less any commissions paid to BMOCM. BMOCM may charge normal commissions in connection with any purchase or sale of the ETNs. In addition, in exchange for providing certain services relating to the distribution of the ETNs, BMOCM, a member of the Financial Industry Regulatory Authority (“FINRA”), may receive a portion of the profits generated by the Daily Investor Fee. BMOCM and its affiliates may also profit from expected hedging activity related to these offerings, even if the value of the ETNs decline. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” for more information.

If there is a substantial demand for the ETNs, we may issue and sell additional ETNs to BMOCM, and BMOCM may sell those ETNs to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional ETNs at any time, and if we and BMOCM do issue and sell additional ETNs, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time.

Any limitation or suspension on the issuance or sale of the ETNs by us or BMOCM may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the indicative value of the ETNs. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the marketplace or such ETNs are redeemed early, including at our option, which we have the discretion to do at any time. Investors should consult their financial advisers before purchasing or selling the ETNs, especially ETNs trading at a premium over their indicative value.

Although the title of the ETNs includes the words “exchange-traded notes”, we are not obligated to maintain the listing of the ETNs on Cboe BZX or any other exchange. The ETNs may cease to be listed on Cboe BZX or any other exchange because they cease to meet the listing requirements of the exchange or because we elect in our sole discretion to discontinue the listing of the ETNs on any exchange. We may elect to discontinue the listing of the ETNs at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the ETNs. If the ETNs cease to be listed on Cboe BZX or any other exchange, the liquidity of the ETNs is likely to be significantly adversely affected and the ETNs may trade at a significant discount to their indicative value. If the ETNs ceased to be listed on an exchange, the words “exchange-traded notes” will nevertheless continue to be included in their title.

Any limitation or suspension on the issuance of the ETNs and any delisting of the ETNs will not affect the early redemption right of holders as described herein. However, an investor will not be able to exercise that right unless the investor submits for redemption at least the minimum number of ETNs specified above.

ADDITIONAL INFORMATION ABOUT THE ISSUER AND THE ETNS

You should read this pricing supplement together with the prospectus supplement dated March 25, 2025 and the prospectus dated March 25, 2025. This pricing supplement, together with the documents listed below, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ETNs. The contents of any website referred to in this pricing supplement are not incorporated by reference in this pricing supplement, the accompanying prospectus supplement or prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus Supplement and Prospectus dated March 25, 2025: https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

The ETNs described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the ETNs. This pricing supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the ETNs in any circumstances in which such offer or solicitation is unlawful.

PS-1

TERMS OF THE ETNS

The terms of the ETNs are set forth below and in the section in this pricing supplement entitled “Additional Terms of the ETNs.” The ETNs are part of a series of debt securities entitled “Senior Medium-Term Notes, Series K” that we may issue from time to time under the indenture more particularly described in the accompanying prospectus supplement. Terms that apply generally to all Senior Medium-Term Notes, Series K are described in “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the prospectus supplement or prospectus, the disclosure in this pricing supplement will control.

References to “holders” herein mean those who own the ETNs registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Debt Securities—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Key Terms
Issuer:	Bank of Montreal

Principal Amount:	$50 per ETN

Initial Trade Date:	August 10, 2026

Initial Issue Date:	August 12, 2026

Term:	Approximately 20 years, subject to your right to require us to redeem your ETNs on any Redemption Date, our call right or our right to extend the Maturity Date, each as described below.

Maturity Date:

July 31, 2046, which is scheduled to be the fifth Business Day following the last Index Business Day in the Final Measurement Period.

The Maturity Date may occur earlier, as set forth under “—Final Measurement Period” below. The Maturity Date may be extended at our option for up to two additional five-year periods. We may only extend a scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify DTC and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date, including the new Calculation Date determined by the Calculation Agent. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date. The Maturity Date is also subject to adjustment as described under “Additional Terms of the ETNs—Postponement of a Payment Date” in this pricing supplement.

PS-2

Listing:

The ETNs are listed, subject to official notice of issuance, on Cboe BZX under the ticker symbol listed below. The CUSIP and ISIN numbers, and the Intraday Indicative Value ticker symbol, for the ETNs are:

Ticker Symbol	CUSIP Number	ISIN Number	Intraday Indicative Value Symbol
LQDD	06367V790	US06367V7901	LQDDIV

If an active secondary market develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.

Index:

The VettaFi Investment Grade Corporate Bond Fund-Tracking Index (the “Index”). The Index is designed to track the performance of the iShares® iBoxx $ Investment Grade Corporate Bond ETF (the “Reference Fund”). The ticker symbol of the Index is “VLQDF.” The Index is a total return index, in which dividends paid on the Reference Fund are included in the level of the Index. VettaFi LLC (“VettaFi” or the “Index Sponsor”) publishes the level of the Index.

The Reference Fund is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of the iBoxx USD Liquid Investment Grade Index (the “Target Index”). The Target Index is a market-value weighted index, subject to a 3% cap on each issuer, designed to reflect the performance of U.S. dollar-denominated investment-grade corporate debt.

See “The Index” herein for more information about the Index, the Reference Fund and the Target Index.

Leveraged Exposure Resets:	The leveraged exposure provided by the ETNs is reset at the close on each Index Business Day that is not a Disrupted Day (each, a “Leverage Reset Day”).

Interest Payments:	None.

Payment at Maturity/Cash Settlement Amount:

For each ETN, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than $0.

Final Measurement Period:

The Final Measurement Period will be a period of five consecutive Index Business Days from and including the Calculation Date, except as provided below, subject to adjustment as described under “Additional Terms of the ETNs—Consequences of a Market Disruption Event; Postponement of an Averaging Date” in this pricing supplement.

If the Calculation Agent determines that the “aggregate market value” of the outstanding ETNs is less than or equal to $300,000,000 at the close of trading on the Index Business Day immediately preceding the Calculation Date, the Final Measurement Period will consist solely of the Calculation Date, and will not extend for five Index Business Days. In such a case, the scheduled Maturity Date shall be accelerated to the fifth Business Day following the Calculation Date.

PS-3

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Value on the applicable date by the number of units of the ETNs that are outstanding on that date.

Calculation Date:	July 18, 2046. If the scheduled Calculation Date is not an Index Business Day, the Calculation Date will be the next Index Business Day, subject to adjustments.

Terms Relating to the Closing Indicative Value
Closing Indicative Value:

On the Initial Trade Date, the Closing Indicative Value is equal to the Principal Amount. As of any subsequent date of determination, the Closing Indicative Value is equal to:

•    the Deposit Amount as of that date, minus

•    the Short Index Amount as of that date, minus

•    the Daily Investor Fee as of that date, plus

•    the Daily Interest as of that date.

provided that, the Closing Indicative Value will not be less than $0.

If the Closing Indicative Value is $0 on any Exchange Business Day, or the Intraday Indicative Value at any time on any Exchange Business Day is less than or equal to $0, then the Closing Indicative Value on all future days during the term of the ETNs will be $0. If the Closing Indicative Value is $0, the Cash Settlement Amount will be $0 (a total loss of value).

Short Index Amount:

As of any date of determination, the Short Index Amount is equal to:

•    the Closing Indicative Value as of the immediately preceding Leverage Reset Day, times

•    the Daily Leverage Factor, times

•    the Index Performance Factor as of that date.

Daily Leverage Factor:	3

Index Performance Factor:	As of any date of determination, the Index Performance Factor is equal to: • the Closing Index Level on that date, divided by • the Closing Index Level on the immediately preceding Leverage Reset Day.

PS-4

Daily Interest:

As of any date of determination, the Daily Interest is equal to:

•    the Deposit Amount as of that date, times

•    the Interest Rate on that date minus the Spread on that date, times

•    the day count fraction equal to (i) the number of calendar days during the relevant Accrual Period divided by (ii) 365.

A negative Daily Interest will reduce the return on the ETNs.

Deposit Amount:	As of any date of determination, the Deposit Amount is equal to: • the Closing Indicative Value as of the immediately preceding Leverage Reset Day, times • the Daily Deposit Factor.

Daily Deposit Factor:	4

Interest Rate:

The Interest Rate is, on any date of determination, the effective federal funds rate as that rate appears on its Designated Page as of approximately 4:00 p.m. (New York City time) on that date, as determined by the Calculation Agent (the “Federal Funds Effective Rate”).

Unless the Calculation Agent determines that the Interest Rate has been discontinued or that rate has ceased to be published permanently or indefinitely as provided below, if (i) the Calculation Agent determines that the Interest Rate is not reported on its Designated Page on any date of determination, or (ii) the Calculation Agent determines that any published rate as of any date of determination is manifestly incorrect, then the Calculation Agent shall determine the Interest Rate for that date of determination in its sole discretion, taking into account all available information that it considers relevant.

If the Calculation Agent determines, on any date of determination, that the Interest Rate has been discontinued or that rate has ceased to be published permanently or indefinitely, then the Calculation Agent will use a substitute or successor rate that it has determined in its sole discretion to be a commercially reasonable alternative replacement rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may make any applicable adjustments to the methodology for calculating such substitute or successor rate, including any adjustment factor, spread and/or formula it determines is needed to make such substitute or successor rate comparable to the original Interest Rate or any other adjustments as it reasonably determines to be appropriate under the circumstances.

If the Calculation Agent determines that the Interest Rate has been discontinued or that rate has ceased to be published permanently or indefinitely but no successor rate is chosen as described above, then the Calculation Agent shall determine the Interest Rate for any date of determination in its sole discretion, taking into account all available information that it considers relevant.

PS-5

“Designated Page” means the Bloomberg page “FEDL01 Index,” or any successor site or publication (or in another recognized electronic source used for purposes of displaying such rate determined by the Calculation Agent, in its sole discretion).

Corrections. If an Interest Rate that is initially published and used for any date of determination that is an Index Business Day during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, and such published rate is subsequently corrected, such corrected rate will be used for purposes of determining the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable if, but only if, such corrected rate is published on or before the Business Day immediately preceding the related Maturity Date, Redemption Date, or Call Settlement Date, as applicable.

The Federal Funds Effective Rate is released by the Federal Reserve Bank of New York on each Business Day at approximately 9:00 a.m. (New York City time) for the prior Business Day. The Federal Funds Effective Rate is an interest rate that represents the rate at which U.S. banks may lend reserve balances to other depository institutions overnight, on an uncollateralized basis. The Federal Funds Effective Rate is calculated as a volume-weighted median of overnight federal funds transactions.

If the Federal Funds Effective Rate minus the Spread on any day is negative, the Daily Interest will be negative and will reduce the Closing Indicative Value.

Spread:

As of the Initial Trade Date, 2.00% per annum. The Spread may be adjusted from time to time by the Calculation Agent in its sole discretion, including, without limitation, to reflect changes in BMO’s costs of financing, hedging or maintaining the leveraged inverse exposure to the Index, changes in market conditions or other factors that the Calculation Agent determines are relevant; provided that the Spread will not be greater than 7.50% per annum.

If the Calculation Agent elects to adjust the Spread, we will notify the trustee for the ETNs, and issue a press release that we will publish on our website at least five Business Days prior to the effective date (a “Fee Effective Date”) of the applicable change. We refer to the date on which we publish such a press release as a “Fee Notice Date.” Notwithstanding the foregoing, the Fee Effective Date for any reduction to the Spread may be any date after the Fee Notice Date that is designated in the applicable press release.

PS-6

Accrual Period:	On any date of determination, the Accrual Period is equal to the number of calendar days from, but excluding, the “settlement date” for the immediately preceding Leverage Reset Day to, and including, the settlement date for that date. The “settlement date” for any date of determination refers to the business day on which a sale of an equity security agreed on such date is typically required to settle under Rule 15c6-1(a) under the Exchange Act. This business day is currently the first business day after the date of an agreement to buy or sell a security. The Calculation Agent may adjust a settlement date if it deems reasonably appropriate to reflect any disruptions or extraordinary events that impact the securities settlement or other systems in the applicable markets.

Daily Investor Fee:

As of any date of determination, the Daily Investor Fee is equal to:

•    the Closing Indicative Value as of the immediately preceding Leverage Reset Day, times

•    the Fee Rate, times

•    the day count fraction equal to (i) the number of calendar days during the relevant Accrual Period divided by (ii) 365.

Fee Rate:	0.95% per annum.

Terms Relating to Issuer Call Right
Issuer Call Right:

On any Business Day after the Initial Issue Date, we may, in our sole discretion, redeem the ETNs, in whole or in part. The ETNs will be issued in book-entry form and represented by a global security deposited with, and registered in the name of, DTC or its nominee. Accordingly, if we exercise our call right to redeem all or a portion of the ETNs, we will cause a notice of redemption (a “Call Notice”) to be delivered to DTC, as the sole registered holder of the ETNs, not less than 14 calendar days prior to the Call Settlement Date specified in the Call Notice.

If fewer than all of the outstanding ETNs are to be redeemed, we will specify in the Call Notice the principal amount of ETNs to be redeemed, and the trustee will select the ETNs to be redeemed pro rata, by lot or in such manner as it deems appropriate and fair. We may elect to call a portion of the ETNs on more than one occasion during the term of the ETNs.

Because DTC is the only registered holder of the ETNs, the Call Notice will be delivered solely to DTC in accordance with its applicable policies and procedures. Beneficial owners of the ETNs will not receive the Call Notice directly from us. Beneficial owners should contact their broker, bank, or other intermediary through which they hold ETNs to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

Call Settlement Amount:	If we exercise our call right, for each ETN that is called, you will receive on the Call Settlement Date a cash payment equal to the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Call Measurement Period. The Call Settlement Amount will not be less than $0.

PS-7

Call Measurement Period:

The Call Measurement Period will be a period of five consecutive Index Business Days from and including the applicable Call Calculation Date, except as provided below, subject to adjustment as described under “Additional Terms of the ETNs—Consequences of a Market Disruption Event; Postponement of an Averaging Date” in this pricing supplement.

If we issue a Call Notice, the “Call Calculation Date” will be an Index Business Day specified in such Call Notice. The “Call Settlement Date” will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

If the Calculation Agent determines that the “aggregate market value” of the ETNs to be called in whole or in part is less than or equal to $300,000,000 at the close of trading on the Index Business Day immediately preceding the Call Calculation Date, then the Call Measurement Period will consist solely of the Call Calculation Date, and will not extend for five consecutive Index Business Days.

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Value on the applicable date by the number of units of the ETNs to be called on that date.

Terms Relating to Early Redemption at Option of Holder
Early Redemption:

Subject to your compliance with the procedures described below, you may submit a request on any Business Day commencing on the First Redemption Date and ending on the Final Redemption Date to require us to redeem all or a portion of your ETNs (subject to a Minimum Redemption Amount set forth below). In order to redeem your ETNs, you must comply with the redemption procedures described under “—Redemption Procedures” below. The “Minimum Redemption Amount” is 25,000 ETNs. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after Final Redemption Date.

For any applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation (each as defined below) are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date will be the next Index Business Day.

PS-8

To satisfy the Minimum Redemption Amount, your broker or other financial intermediary may bundle your ETNs for redemption with those of other investors to reach the Minimum Redemption Amount; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce the Minimum Redemption Amount in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. The Minimum Redemption Amount will not be applicable for any redemption validly elected on any Fee Notice Date or the following five Business Days if the Spread increased.

If you elect to have your ETNs redeemed and you have complied with the redemption procedures and satisfied the Minimum Redemption Amount, for each ETN that is redeemed, you will receive the Redemption Amount on the applicable Redemption Date.

The “First Redemption Date” will be the sixth Index Business Day immediately following the Initial Issue Date and the “Final Redemption Date” will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable.

The early redemption feature is meant to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value. However, there can be no assurance that arbitrageurs will employ the redemption feature in this manner as to any of the ETNs.

Redemption Amount:

The Redemption Amount will be a cash payment payable on the applicable Redemption Date equal to (a) the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Redemption Measurement Period minus (b) the Redemption Fee Amount. The Redemption Amount will not be less than $0.

We will inform you of such Redemption Amount on the first Business Day following the last Index Business Day in the Redemption Measurement Period.

Redemption Measurement Period:

The Redemption Measurement Period will be a period of five consecutive Index Business Days from and including the applicable Redemption Calculation Date, except as provided below, subject to adjustment as described under “Additional Terms of the ETNs—Consequences of a Market Disruption Event; Postponement of an Averaging Date” in this pricing supplement. The “Redemption Calculation Date” will be the first Index Business Day immediately following the applicable Redemption Notice Date.

If the Calculation Agent determines that the “aggregate market value” of the ETNs to be redeemed is less than or equal to $300,000,000 at the close of trading on the Redemption Notice Date, then the Redemption Measurement Period will consist solely of the Redemption Calculation Date, and will not extend for five Index Business Days.

The Calculation Agent will determine the aggregate market value for purposes of this section by multiplying the Closing Indicative Value on the applicable date by the number of units of the ETNs to be redeemed.

The Redemption Amount will be paid on the applicable Redemption Date. The “Redemption Date” will be the fifth Business Day following the last Index Business Day in the applicable Redemption Measurement Period.

PS-9

Redemption Fee Amount:	As of any Redemption Date, an amount per ETN in cash equal to the product of (a) 0.125% and (b) the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Redemption Measurement Period. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your ETNs, you should not assume you will be entitled to the benefit of any such waiver.

Redemption Procedures:

To redeem your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps through normal clearing system channels:

•    deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this pricing supplement as Annex A, to Bank of Montreal or its agent via email no later than 2:00 p.m. (New York City time) on the Index Business Day preceding the applicable Redemption Calculation Date. If we receive your Redemption Notice by the time specified in the preceding sentence, we (or our agent) will respond by sending you a form of confirmation of redemption, in the form set forth in Annex B to this pricing supplement, for your execution;

•    deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

•    instruct your DTC custodian to book a delivery vs. payment trade with respect to your ETNs on the applicable Redemption Calculation Date at a price equal to the Redemption Amount; and

•    cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Final Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the ETNs, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 2:00 p.m. (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Redemption Calculation Date, your notice will not be effective, you will not be able to redeem your ETNs until the following Redemption Date and your broker will need to complete all the required steps if you wish to redeem your ETNs on any subsequent Redemption Date. In addition, Bank of Montreal may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of ETNs relating to the right to redeem their ETNs will be irrevocable. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

PS-10

Additional Terms
Closing Index Level:	On any date of determination, the official closing level of that Index reported by the Index Sponsor on that day, as obtained by the Calculation Agent on that day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the Calculation Agent obtains market data from Bloomberg Finance L.P. (“Bloomberg”), but the Calculation Agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “Closing Index Level” are subject to the provisions set forth below under “Additional Terms of the ETNs —Market Disruption Events,” “—Index Substitution Events,” “—Adjustments to the Index” and “—Consequences of a Market Disruption Event; Postponement of an Averaging Date” in this pricing supplement.

Intraday Indicative Value:

The Intraday Indicative Value is calculated and published by ICE Data Indices, LLC (“ICE Data”) or a successor every 15 seconds during Cboe BZX’s “regular trading hours,” which are currently from 9:30 a.m. to 4:00 p.m., Eastern time, on each Index Business Day and is meant to approximate the intrinsic value of the ETNs at that time. Accordingly, the Intraday Indicative Value is calculated using the same formula as the Closing Indicative Value, except that the Index Performance Factor is calculated using the most recent intraday level of the Index at the particular time instead of using the Closing Index Level on the date of determination.

If the Intraday Indicative Value of the ETNs is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the Closing Indicative Value of the ETNs on that day, and for the remainder of the term of the ETNs, will be $0 (a total loss of value).

Business Day:	Each Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

PS-11

Exchange Business Day:	Any day on which the primary exchange or market for trading of the ETNs is scheduled to be open for trading.

Leverage Reset Day:	Each Index Business Day that is not a Disrupted Day.

Index Business Day:	Any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

Primary Exchange:	The primary exchange or market of trading for the shares of the Reference Fund.

Related Exchange:	Each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Reference Fund.

Disrupted Day:	A day on which a market disruption event has occurred or is continuing, and, the occurrence of which is determined by the Calculation Agent to have a material effect on the level of the Index.

Market Disruption Events:	Please see “Additional Terms of the ETNs—Market Disruption Events” in this pricing supplement for additional information about Market Disruption Events.

Calculation Agent:	BMO Capital Markets Corp.

No Conversion into Common Shares:	The ETNs will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

Additional Terms of the ETNs:	The ETNs are subject to the additional terms set forth under “Additional Terms of the ETNs” in this pricing supplement, including provisions relating to the Calculation Agent, Market Disruption Events, Index Substitution Events, adjustments to the Index, postponement of Averaging Dates and Payment Dates, events of default, and splits and reverse splits of the ETNs. The Calculation Agent will make determinations under these provisions, and because the Calculation Agent is our affiliate, those determinations may involve conflicts of interest and may adversely affect the value of the ETNs and any payments on the ETNs. See “Additional Terms of the ETNs” and “Risk Factors—The Calculation Agent is our affiliate and may have economic interests that are adverse to those of the holders of the ETNs.”

PS-12

The ETNs are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The ETNs are designed to reflect a 3× leveraged exposure to the inverse performance of the Index on a daily basis, before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the ETNs on an intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is negative. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide leveraged exposure to the inverse performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time.

The resetting of the leverage on each day is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the ETNs to lose value over time. See “Risk Factors” and “Hypothetical Examples—Illustrations of the “Decay” Effect on the ETNs” herein. As explained in “Risk Factors” in this pricing supplement, because of the nature of daily compounding leveraged instruments such as the ETNs, the amount payable at maturity, call or upon early redemption is likely to be significantly less than the stated principal amount of the ETNs. In almost any potential scenario, the long-term performance of the ETNs is likely to be negative, regardless of the performance of the Index, and we do not intend or expect any investor to hold the ETNs from inception to maturity. It is possible that the ETNs will incur significant losses even if the long-term performance of the Index is negative.

The Closing Indicative Value will reflect the daily deduction of the Daily Investor Fee. In addition, if the Daily Interest is negative on any day, such negative Daily Interest will further reduce the Closing Indicative Value. If the level of the Index increases or does not decrease sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Investor Fee, any negative Daily Interest and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, the value of the ETNs will decline and you will lose some or all of your investment.

Your investment in the ETNs is linked to the inverse, or “short,” performance of the Index. Therefore, leaving aside the effects of the daily compounding of leverage, fees and charges, the value of the ETNs will generally increase as the level of the Index decreases and will generally decrease as the level of the Index increases. There is no maximum limit to the level of the Index. Therefore, an increase in the level of the Index could cause you to lose up to your entire investment in the ETNs.

PS-13

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of factors you should consider before purchasing the ETNs. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement, in the accompanying prospectus supplement and accompanying prospectus. See “Terms of the ETNs” and “Additional Terms of the ETNs” herein for a description of the terms of the ETNs, and “Risk Factors” herein for a description of the risks related to an investment in the ETNs.

What are the ETNs?

The ETNs are senior unsecured medium-term notes issued by Bank of Montreal with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, minus the Daily Investor Fee and, if applicable, the Redemption Fee Amount plus the Daily Interest (which could be negative). Unlike ordinary debt securities, the ETNs will not guarantee any return of principal at maturity or call, or upon early redemption. The ETNs will not pay any interest. You may lose your entire investment in the ETNs. Your investment in the ETNs is linked to the inverse, or “short,” performance of the Index. Therefore, leaving aside the effects of the daily compounding of leverage, fees and charges, the value of the ETNs will generally increase as the level of the Index decreases and will generally decrease as the level of the Index increases. There is no maximum limit to the level of the Index. Therefore, an increase in the level of the Index could cause you to lose up to your entire investment in the ETNs.

The ETNs are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The ETNs are designed to reflect a 3× leveraged exposure to the inverse performance of the Index on a daily basis, before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the ETNs on an intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is negative. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide leveraged exposure to the inverse performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time.

PS-14

The resetting of the leverage on each day is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the ETNs to lose value over time. See “Risk Factors” and “Hypothetical Examples—Illustrations of the “Decay” Effect on the ETNs” herein. As explained in “Risk Factors” in this pricing supplement, because of the nature of daily compounding leveraged instruments such as the ETNs, the amount payable at maturity, call or upon early redemption is likely to be significantly less than the stated principal amount of the ETNs. In almost any potential scenario, the long-term performance of the ETNs is likely to be negative, regardless of the performance of the Index, and we do not intend or expect any investor to hold the ETNs from inception to maturity. It is possible that the ETNs will incur significant losses even if the long-term performance of the Index is negative.

How are payments on the ETNs determined, and what fees are incurred by investors in the ETNs?

At maturity or upon a call by us or early redemption by you, the ETNs provide for a cash payment based on the Closing Indicative Value over a five-day measurement period minus, in the case of an early redemption by you, a Redemption Fee Amount. For a complete description of how the payment at maturity, upon a call or upon early redemption is calculated, see “Terms of the ETNs” above.

Daily Investor Fee. As of any date of determination, the Daily Investor Fee is equal to:

•	the Closing Indicative Value as of the immediately preceding Leverage Reset Day, times

•	the Fee Rate, times

•	the day count fraction equal to (i) the number of calendar days during the relevant Accrual Period divided by (ii) 365.

The Daily Investor Fee is subtracted from the Closing Indicative Value on a daily basis at a rate per annum equal to the Fee Rate and, thus, the net effect of the Daily Investor Fee accumulates over time. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the ETNs, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the ETNs and the amount of ETNs that are held.

Daily Interest. As of any date of determination, the Daily Interest is equal to:

•	the Deposit Amount as of that date, times

•	the Interest Rate on that date minus the Spread on that date, times

•	the day count fraction equal to (i) the number of calendar days during the relevant Accrual Period divided by (ii) 365.

where, “Deposit Amount” means, on any date of determination, the Closing Indicative Value as of the immediately preceding Leverage Reset Day times the Daily Deposit Factor of 4.

If the Federal Funds Effective Rate minus the Spread on any day is negative, the Daily Interest will be negative and will further reduce the Closing Indicative Value.

PS-15

The Calculation Agent may, in its sole discretion, increase the Spread to the maximum amount specified under “Terms of the ETNs—Terms Relating to the Closing Indicative Value,” which would decrease the Daily Interest and could cause the Daily Interest to become negative. See “Risk Factors—The Calculation Agent may increase the Spread, which would decrease the Daily Interest or cause the Daily Interest to become negative and adversely affect the value of, and your return on, the ETNs.”

Redemption Fee Amount: As of any Redemption Measurement Period, the Redemption Fee Amount will be the product of (a) 0.125% and (b) the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Redemption Measurement Period. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your ETNs, you should not assume you will be entitled to the benefit of any such waiver.

The Closing Indicative Value will reflect the daily deduction of the Daily Investor Fee. In addition, if the Daily Interest is negative on any day, such negative Daily Interest will further reduce the Closing Indicative Value. If the level of the Index increases or does not decrease sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Investor Fee, any negative Daily Interest and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, the value of the ETNs will decline and you will lose some or all of your investment.

Path Dependence and Daily Leverage Reset

The returns on the ETNs are path dependent. The ETNs are designed to reflect a leveraged exposure to the inverse performance of the Index on a daily basis. Because the leveraged return of the Index is reset daily, the performance of the ETNs over a period longer than from one leverage reset day to the next will differ, perhaps significantly, from a three times leveraged point-to-point inverse return of the Index over the same period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively affected in complex ways by the volatility of the Index on a daily or intraday basis.

Because the leverage of the ETNs is reset once daily, at the close on each Leverage Reset Day, due to intraday changes in the level of the Index, the leverage at any point during an Index Business Day will be higher or lower than the target leverage of -3.0.

The performance of the ETNs is path-dependent. This means that the value of the ETNs will depend not only upon the level of the Index at maturity, call or early redemption, but also on the performance of the Index over each day that you hold your ETNs. In other words, the value of the ETNs will be affected by not only the increase or decrease in the level of the Index over a given time period but also the volatility of the level of the Index over such time period. For example, a sharp spike or sharp decline in the level of the Index at the end of a particular time period will not result in the same return as a gradual uptick or gradual decline in the Index over the same time period, even if the level of the Index at the end of the applicable time period is the same in each scenario. Accordingly, the return on the ETNs may not correlate with the return on the Index over periods longer than one day.

As a general matter, it is expected that the ETNs will have better returns if the Index trends from one level to another over multiple Index Business Days, rather than experiencing significant changes in opposite directions over multiple Index Business Days. Consequently, volatility of the level of the Index will have a significant negative effect on the value of the ETNs.

PS-16

In addition, the performance of the ETNs is path dependent, insofar as their value at any time depends not only on the level of the Index at such time, but also on the Index’s level at any prior time. As a result, the value of your investment in the ETNs will diverge significantly from the value of a three times leveraged investment linked to the inverse performance of the Index where the leverage is not reset on daily basis. See “Hypothetical Examples” herein.

Understanding the Value of the ETNs

The initial offering price of the ETNs was determined at the inception of the ETNs. The initial offering price and the Intraday Indicative Value are not the same as the trading price, which is the price at which you may be able to sell your ETNs in the secondary market, or the Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your ETNs repurchased by us. An explanation of each type of valuation is set forth below.

Initial Offering Price to the Public. The initial offering price to the public is equal to the principal amount of the ETNs. The initial offering price reflects the value of the ETNs only on the Initial Trade Date.

Closing Indicative Value. The Closing Indicative Value for the ETNs is calculated and published on each Exchange Business Day and is meant to reflect the end-of-day intrinsic value for the ETNs. On the Initial Trade Date, the Closing Indicative Value is equal to the Principal Amount. As of any subsequent date of determination, the Closing Indicative Value is equal to:

•	the Deposit Amount as of that date, minus

•	the Short Index Amount as of that date, minus

•	the Daily Investor Fee as of that date, plus

•	the Daily Interest as of that date.

If the Closing Indicative Value is $0 on any Exchange Business Day, or the Intraday Indicative Value at any time on any Exchange Business Day is less than or equal to $0, then the Closing Indicative Value on all future days during the term of the ETNs will be $0. If the Closing Indicative Value is $0, the Cash Settlement Amount will be $0 (a total loss of value).

The Closing Indicative Value is not the market price of the ETNs in any secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of your ETNs or as a recommendation to transact in the ETNs at the stated price. The market price of the ETNs at any time may vary significantly from the Closing Indicative Value due to, among other things, imbalances of supply and demand for the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs), lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

PS-17

Intraday Indicative Value. The Intraday Indicative Value of the ETNs is calculated and published by ICE Data or a successor every 15 seconds during Cboe BZX’s regular trading hours, which are currently from 9:30 a.m. to 4:00 p.m., Eastern time, on each Index Business Day and is meant to approximate the intrinsic value of the ETNs at that time. Accordingly, the Intraday Indicative Value is calculated using the same formula as the Closing Indicative Value, except that the Index Performance Factor is calculated using the most recent intraday level of the Index at the particular time instead of using the Closing Index Level on the date of determination. If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the Closing Indicative Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0.

The Intraday Indicative Value is not the same as, and may differ from, the amount payable upon an early redemption, call or at maturity and the trading price of the ETNs in the secondary market. Because the Intraday Indicative Value uses an intraday level of the Index for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Value or the price of the ETNs purchased intraday. The Intraday Indicative Value for the ETNs will be published every 15 seconds to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol indicated herein.

See “Intraday Value Of The Index And The ETNs—Intraday Indicative Values” in this pricing supplement for more information.

Trading Price. The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The trading price may vary significantly from the Intraday Indicative Value, because the market value reflects investor supply and demand for the ETNs. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time.

The trading price of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of each ETN in the secondary market is not the same as the Intraday Indicative Value or the Closing Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value or the Closing Indicative Value of such ETNs at such time because the market value reflects investor supply and demand for the ETNs. Furthermore, any premium in the trading price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the marketplace. Investors should consult their financial advisers before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, as applicable, their Intraday Indicative Value or the Closing Indicative Value.

The leveraged exposure provided by the ETNs is reset at the close on each Leverage Reset Day. Therefore, if you purchase the ETNs in the secondary market at a price other than the Closing Indicative Value, the actual leverage you experience until the next Leverage Reset Day can, and most likely will, differ, potentially significantly, from the targeted leverage of -3.0.

PS-18

Redemption Amount. The Redemption Amount is the price per ETN that we will pay you to redeem the ETNs upon your request. The Redemption Amount is calculated according to the formula set forth above. The Redemption Amount may vary significantly from the Intraday Indicative Value and the trading price of the ETNs.

Because the Redemption Amount is based on the Closing Index Levels on the Index Business Days during the Redemption Measurement Period, you will not know the Redemption Amount you will receive at the time you elect to request that we redeem your ETNs.

Ticker Symbols

Trading price:	LQDD

Intraday Indicative Value:	LQDDIV

Intraday Index Level:	VLQDF<Index>

How do you sell your ETNs

We have listed the ETNs on Cboe BZX under the exchange ticker symbol set forth above. To the extent that an active secondary market in the ETNs exist, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We are not obligated to maintain the listing of the ETNs on Cboe BZX or any other exchange for the term of the ETNs. There can be no assurance that an active secondary market will exist at any time.

Investors also have a right to require us to redeem the ETNs, as described and subject to the procedures and limitations set forth herein.

If there is a substantial demand for the ETNs, we may issue and sell additional ETNs to BMOCM, and BMOCM may sell those ETNs to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional ETNs at any time, and if we and BMOCM do issue and sell additional ETNs, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time.

PS-19

Any limitation or suspension on the issuance or sale of the ETNs by us or BMOCM may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the indicative value of the ETNs. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the marketplace or such ETNs are redeemed early, including at our option, which we have the discretion to do at any time. Investors should consult their financial advisers before purchasing or selling the ETNs, especially ETNs trading at a premium over their indicative value.

PS-20

Investor Considerations

The ETNs are not appropriate for all investors. The ETNs may be an appropriate investment for investors who:

•	seek a short-term investment with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, and are willing to accept the risk of fluctuations in the level of the Index.

•	understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily resetting leverage, and (ii) the risks of seeking leveraged investment results generally.

•	are sophisticated investors, understand path dependence of investment returns and seek a short-term investment in order to manage daily trading risks.

•	understand that the ETNs are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective.

•	believe the level of the Index will decrease during your investment horizon for the ETNs by an amount, after giving effect to the daily resetting leverage and the compounding effect thereof, sufficient to offset the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable.

•	are willing to accept the risk that you may lose some or all of your investment.

•	are willing to hold ETNs that may be redeemed early by us under our call right.

•	are willing to forgo dividends or other distributions paid to holders of the Reference Fund, except as reflected in the level of the Index, and are willing to hold securities that may be negatively affected by dividends or other distributions paid to holders of the Reference Fund to the extent they are reflected in the level of the Index.

•	understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when that premium is no longer present in the marketplace or the ETNs are called.

•	are willing to actively and frequently monitor your investment in the ETNs.

•	are willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•	do not seek a pre-determined amount of current income from your investment.

•	are not seeking an investment for which there will be an active secondary market.

•	are comfortable with the creditworthiness of Bank of Montreal, as issuer of the ETNs.

PS-21

The ETNs may not be an appropriate investment for investors who:

•	do not seek a short-term investment with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, or are not willing to accept the risk of fluctuations in the level of the Index.

•	do not understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily resetting leverage, or (ii) the risks of seeking leveraged investment results generally.

•	are not sophisticated investors, do not understand path dependence of investment returns or seek an investment for purposes other than managing daily trading risks.

•	do not understand why performance of the ETNs over different periods of time can differ significantly from their stated daily objective on a daily basis.

•	believe that the level of the Index will increase during your investment horizon for the ETNs or the level of the Index will not decrease by an amount, after giving effect to the daily resetting leverage and the compounding effect thereof, sufficient to offset the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable.

•	are not willing to accept the risk that you may lose some or all of your investment.

•	are not willing to hold ETNs that may be redeemed early by us under our call right.

•	are not willing to forgo dividends or other distributions paid to holders of the Reference Fund, except as reflected in the level of the Index or are not willing to hold securities that may be negatively affected by dividends or other distributions paid to holders of the Reference Fund to the extent they are reflected in the level of the Index.

•	do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when that premium is no longer present in the marketplace or the ETNs are called.

•	are not willing to actively and frequently monitor your investment in the ETNs.

•	are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•	seek a pre-determined amount of current income from your investment.

•	seek an investment for which there will be an active secondary market.

PS-22

•	are not comfortable with the creditworthiness of Bank of Montreal as issuer of the ETNs.

•	prefer lower risk and are willing to accept potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

The considerations identified above are not exhaustive. Whether or not the ETNs are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the appropriateness of an investment in the ETNs in light of your particular circumstances. You should also review carefully the “Risk Factors” section herein and in the accompanying prospectus supplement and prospectus for risks related to an investment in the ETNs.

PS-23

RISK FACTORS

An investment in the ETNs is significantly riskier than an investment in conventional debt securities. The ETNs are not secured debt and do not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the ETNs may vary considerably before the Maturity Date. Investing in the ETNs is not equivalent to investing directly in the Reference Fund or any securities held by the Reference Fund. In addition, your investment in the ETNs entails other risks not associated with an investment in conventional debt securities. In addition to the “Risk Factors” sections of the prospectus supplement and the prospectus, you should consider carefully the following discussion of risks before investing in the ETNs.

Risks Relating to the Terms of the ETNs

The ETNs are linked to the inverse performance of the Index.

Your investment in the ETNs is linked to the inverse, or “short,” performance of the Index. Therefore, leaving aside the effects of the daily compounding of leverage, fees and charges, the value of the ETNs will generally increase as the level of the Index decreases and will generally decrease as the level of the Index increases. There is no maximum limit to the level of the Index. Therefore, an increase in the level of the Index could cause you to lose up to your entire investment in the ETNs.

The ETNs do not pay interest and do not guarantee the return of any of your initial investment. You may lose all or a substantial portion of your investment in the ETNs.

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs do not guarantee any return of principal at maturity, call or upon early redemption, and do not pay interest. Instead, you will receive a cash payment in U.S. dollars at maturity, call or upon early redemption based on the leveraged inverse performance of the Index, compounded daily, minus the Daily Investor Fee and, in the case of an early redemption, the Redemption Fee Amount plus the Daily Interest (which could be negative). As a result, you may lose all or a substantial portion of your investment in the ETNs if the level of the Index increases or does not decrease by an amount sufficient to offset the applicable fees (after giving effect to the decay effect caused by the daily resetting of the leverage). Furthermore, even if the level of the Index decreases, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The ETNs are designed to be short-term trading tools and are not designed to meet any investment objectives over any period longer than one day.

The ETNs seek to provide a leveraged short return based on the performance of the Index (as adjusted for costs and fees) over a period of a single day. The ETNs do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index for periods longer than a single day.

The ETNs are not intended to be “buy and hold” investments. The ETNs are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. The ETNs are designed to achieve their stated investment objective on each day, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the Index and the Closing Indicative Value will begin to break down as the length of an investor’s holding period increases. The ETNs are not intermediate- or long-term substitutes for short positions in the Reference Fund. Investors should carefully consider whether the ETNs are appropriate for their investment portfolio.

PS-24

Investors should actively and continuously monitor their investments in the ETNs on an intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. Because the ETNs are meant to provide leveraged inverse exposure to changes in the level of the Index on a daily basis, the performance of the ETNs over periods longer than one day can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is negative. It is possible for the level of the Index to decrease over time while the market value of the ETNs declines over time. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide exposure to the leveraged inverse performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time. Investors should actively and frequently monitor their investments in the ETNs, even intraday. You should proceed with extreme caution in considering an investment in the ETNs.

The ETNs are likely to experience significant “decay” over time. As a result, the ETNs are not suitable for investors with intermediate- or long-term investment objectives and are not intended to be held to maturity.

The daily resetting leverage is expected to cause the ETNs to experience a “decay” effect, which will impair the performance of the ETNs if the Index experiences volatility from day to day, and such performance will be dependent on the path of daily returns during the holder’s holding period. The “decay” effect refers to the tendency of the ETNs to lose value over time. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the Index is flat (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable). Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on the performance of the ETNs even over a period as short as two days. The ETNs should be purchased only by sophisticated investors seeking a short-term investment who understand leverage risk, including the risks inherent in maintaining a constant three times daily resetting leverage as described in this pricing supplement, and who understand the risks inherent in path dependence of investment returns. The ETNs are not appropriate for investors who intend to hold positions in an attempt to generate returns over periods longer than one day.

See “Hypothetical Examples—Illustrations of the “Decay” Effect on the ETNs” below for an illustration of the important points about the decay effect.

Even if held for only one day, the ETNs are highly vulnerable to sudden large changes in the level of the Index.

Because the ETNs reflect leveraged inverse exposure to the change in the level of the Index from one day to the next, the ETNs will experience magnified losses if the Index sharply increases over that one-day period. For example, given the Daily Leverage Factor of 3, a 5% increase in the level of the Index over a given one-day period will result in a 15% loss on the ETNs for that one-day period, a 10% increase in the level of the Index over a given one-day period will result in a 30% loss on the ETNs for that one-day period and an approximately 33.33% increase in the level of the Index over a given one-day period will result in a 100% loss on the ETNs for that one-day period, in each case leaving aside the effects of the applicable fees.

PS-25

Leverage increases the sensitivity of your ETNs to changes in the level of the Index.

Because your investment in the ETNs is three times leveraged, compounded daily, changes in the level of the Index will have a greater impact on the payout on your ETNs than on a payout on securities that are not leveraged. In particular, any increase in the level of the Index will result in a significantly greater decrease in your payment at maturity, call or upon early redemption, and you will suffer losses on your investment in the ETNs substantially greater than you would if the terms of your ETNs did not contain leverage. Accordingly, as a result of this daily resetting leverage component and without taking into account the cumulative negative effect of the Daily Investor Fee and any negative Daily Interest, if the level of the Index increases over the period you hold the ETNs, the daily resetting leverage will magnify any losses at maturity, call or upon early redemption.

The Closing Indicative Value of the ETNs and any payments on the ETNs will reflect the deduction of fees and charges.

On each date of determination, the Closing Indicative Value will reflect the deduction of the Daily Investor Fee. In addition, if the Daily Interest is negative on any day, such negative Daily Interest will further reduce the Closing Indicative Value. Moreover, if you elect for us to redeem your ETNs, your payment upon redemption will be subject to the Redemption Fee Amount (unless waived by us). As a result, the Closing Indicative Value of the ETNs will trail the value of a hypothetical identical security from which no such deductions are made and will reduce any payment at maturity, call or upon early redemption, or if you sell your ETNs in the secondary market.

Because of these fees and charges, the level of the Index will need to have decreased over the period you hold the ETNs by an amount that is sufficient, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Investor Fee, any negative Daily Interest and, in the case of an Early Redemption, the Redemption Fee Amount. If the level of the Index increases or does not decrease sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, you will lose some or all of your investment. This loss may occur even if the level of the Index remains the same or declines over the period you hold your ETNs.

If the Federal Funds Effective Rate minus the Spread on any day is negative, the Daily Interest will be negative and will reduce the Closing Indicative Value.

The Daily Interest will be added to the Closing Indicative Value on a daily basis. However, if the Federal Funds Effective Rate minus the Spread on any day is negative, the Daily Interest will be negative and will reduce the Closing Indicative Value. The Federal Funds Effective Rate will fluctuate over time, and we cannot predict the Federal Funds Effective Rate on any day.

PS-26

The Calculation Agent may increase the Spread, which would decrease the Daily Interest or cause the Daily Interest to become negative and adversely affect the value of, and your return on, the ETNs.

The Daily Interest is calculated by reference to the Deposit Amount and the difference between the Interest Rate and the Spread. As described under “Terms of the ETNs—Terms Relating to the Closing Indicative Value” above, the Calculation Agent may, in its sole discretion, increase the Spread to the maximum amount specified in such section. The Calculation Agent may increase the Spread for reasons including, without limitation, changes in BMO’s costs of financing, hedging or maintaining the leveraged inverse exposure to the Index, changes in market conditions or other factors that the Calculation Agent determines are relevant. If the Calculation Agent elects to increase the Spread, the Daily Interest will decrease and may become negative, and the Closing Indicative Value of, and your return on, the ETNs will be adversely affected.

If the Spread were increased to the maximum, the Daily Interest would be significantly lower than it would be based on the initial Spread and may be negative. Any negative Daily Interest would further adversely affect the Closing Indicative Value of, and your return on, the ETNs.

If the Daily Interest is negative, it will reduce the Closing Indicative Value. The level of the Index will need to have decreased over the period you hold the ETNs by an amount that is sufficient, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset any negative Daily Interest and the other fees and charges. If the level of the Index does not decrease sufficiently to offset any negative Daily Interest and the other fees and charges, you will lose some or all of your investment, even if the Index decreases over the period you hold the ETNs.

In determining whether to increase the Spread, the Calculation Agent may have economic interests that are adverse to your interests as an investor in the ETNs, including because the Calculation Agent is our affiliate and any increase in the Spread may reduce amounts credited as Daily Interest or otherwise increase amounts retained by BMO or its affiliates in connection with the ETNs. Any such determination by the Calculation Agent may adversely affect the Closing Indicative Value of, and your return on, the ETNs.

If the Intraday Indicative Value for the ETNs is equal to or less than $0 at any time on any Exchange Business Day, or the Closing Indicative Value is equal to $0 on any Exchange Business Day, you will lose all of your investment in the ETNs.

If the Closing Indicative Value is equal to $0 on any Exchange Business Day or the Intraday Indicative Value of the ETNs is equal to or less than $0 at any time on any Exchange Business Day, then the ETNs will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the ETNs and the Cash Settlement Amount will be $0. We would be likely to call the ETNs in full under these circumstances, and you will not receive any payments on the ETNs.

The ETNs are subject to our credit risk.

The ETNs are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the ETNs. The ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the ETNs at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the ETNs and you could lose your entire investment.

PS-27

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the ETNs. However, because the return on the ETNs is dependent upon certain factors in addition to our ability to pay our obligations on the ETNs, an improvement in our credit ratings will not reduce the other investment risks related to the ETNs. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the ETNs.

Due to the effect of compounding, if the Closing Indicative Value increases, any subsequent increase of the level of the Index will result in a larger dollar reduction from the Closing Indicative Value than if the Closing Indicative Value remained constant.

If the Closing Indicative Value increases, the dollar amount that you can lose on any date of determination from an increase of the level of the Index will increase correspondingly. This is because the Index Performance Factor will be applied to a larger Closing Indicative Value and, consequently, a larger Short Index Amount in calculating any subsequent Closing Indicative Value. As such, the dollar amount that you can lose from any increase will be greater than if the Closing Indicative Value were maintained at a constant level. This means that if the Closing Indicative Value increases, you could subsequently lose more than 3% of your initial investment for each 1% daily increase of the level of the Index.

Due to the effect of compounding, if the Closing Indicative Value decreases, any subsequent decrease of the level of the Index will result in a smaller dollar increase on the Closing Indicative Value than if the Closing Indicative Value remained constant.

If the Closing Indicative Value decreases, the dollar amount that you can gain on any date of determination from a decrease of the level of the Index will decrease correspondingly. This is because the Index Performance Factor will be applied to a smaller Closing Indicative Value and, consequently, a smaller Short Index Amount in calculating any subsequent Closing Indicative Value. As such, the dollar amount that you can gain from any decrease of the level of the Index will be less than if the Closing Indicative Value were maintained at a constant level. This means that if the Closing Indicative Value decreases on an Index Business Day, the daily decrease of the level of the Index on the following Index Business Day will have to exceed the prior decrease to restore the value of your investment (before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable). Further, if the Closing Indicative Value is less than your initial investment, each 1% daily decrease in the level of the Index will result in an increase in the Closing Indicative Value that is less than 3% of your initial investment.

The leverage of the ETNs is reset daily, and the effective leverage of the ETNs during any given day may be greater than or less than -3.0.

The leverage of the ETNs is reset at the close on each Leverage Reset Day. Resetting the Closing Indicative Value has the effect of resetting the then-current leverage to approximately -3.0. During any given day, the effective leverage of the ETNs will depend on intraday changes in the level of the Index and any change in the level of the Index on any day may cause the effective leverage to be greater than or less than -3.0. If the level of the Index on any day has decreased from the Closing Index Level on the preceding day, the effective leverage of the ETNs will be less than the Daily Leverage Factor; conversely, if the level of the Index on any day has increased from the Closing Index Level on the preceding day, the effective leverage of the ETNs will be greater than the Daily Leverage Factor. Thus, the effective leverage of the ETNs at the time that you purchase them may be greater or less than the target leverage of -3.0, depending on the performance of the Index since the leverage was reset. See “—The ETNs are subject to intraday purchase risk” below.

PS-28

The ETNs are subject to our call right, which may result in a forced early redemption and a potential loss on your investment.

We may, in our sole discretion, redeem the ETNs, in whole or in part, on any Business Day after the Initial Issue Date. If we exercise this call right, the term of the affected ETNs will be reduced. Upon redemption, you will receive, for each ETN called, a cash payment on the Call Settlement Date equal to the Call Settlement Amount, which will be equal to the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Call Measurement Period. The Call Settlement Amount may be less than the price you paid for the ETNs, and you may lose some, or all, of your initial investment.

On the Call Settlement Date, BMO will redeem the ETNs and, in exchange, will pay investors holding the ETNs an amount in cash equal to the Call Settlement Amount. Once redeemed, the ETNs will cease to be outstanding on the Call Settlement Date and investors will have no further rights under the ETNs after the Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the ETNs at a comparable return for a similar level of risk in the event the ETNs are called prior to maturity.

If we exercise our call right, the averaging feature used to determine the Call Settlement Amount may limit your participation in decreases in the level of the Index during the Call Measurement Period, and you will not participate in any decreases in the level of the Index after the Call Measurement Period.

If we exercise our call right, the Call Measurement Period will consist of five consecutive Index Business Days. The Call Settlement Amount will be based on the arithmetic mean of the Closing Indicative Values on each Index Business Day in the Call Measurement Period, rather than the Closing Indicative Value on any single day. If the level of the Index increases on one or more Index Business Days in the Call Measurement Period, the Call Settlement Amount will be adversely affected, and any such increase could offset decreases in the level of the Index on other Index Business Days in the Call Measurement Period.

In addition, because the Call Settlement Amount is based on an arithmetic mean, it may be less favorable to you than an amount determined by reference to the Closing Indicative Value on the final Index Business Day in the Call Measurement Period. For example, if the Closing Indicative Value increases during the Call Measurement Period as a result of decreases in the level of the Index, the Call Settlement Amount may be significantly less than the Closing Indicative Value on the final Index Business Day in the Call Measurement Period, because the earlier, lower Closing Indicative Values will be included in the average. As a result, you may not fully participate in decreases in the level of the Index or increases in the Closing Indicative Value during the Call Measurement Period.

PS-29

Further, the Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period. Once the Call Measurement Period concludes, the Call Settlement Amount will be determined and you will no longer have the ability to participate in the future performance of the Index. Therefore, if the level of the Index decreases between the last Index Business Day in the Call Measurement Period and the Call Settlement Date, you will not participate in any such decrease and may lose out on substantial gains.

The exercise of our call right may adversely affect the value of, or your ability to sell, your ETNs in the secondary market.

Our election to exercise our call right may adversely affect your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs in the secondary market prior to the Call Settlement Date.

Investors who purchase the ETNs in the secondary market at a price greater than the Call Settlement Amount will incur a loss if the ETNs are called. Similarly, investors who sell the ETNs in the secondary market at a price below the Call Settlement Amount that they would have received had they held the ETNs through the Call Settlement Date will forgo the opportunity to receive a higher amount and will experience a lower return than if they had held the ETNs until the Call Settlement Date. In either case, investors may suffer losses, which could be significant. No additional compensation will be paid for the loss of the potential investment opportunity of holding the ETNs.

We will exercise our call right without taking your interests into account. Consequently, a potential conflict between our interests and those of the noteholders exists with respect to our call right.

If we exercise our call right, the Call Settlement Amount may be less than the Closing Indicative Value at the time we give notice.

The Call Settlement Amount will be based on the average of the Closing Indicative Values during the Call Measurement Period, which will commence after the date we deliver the Call Notice. The level of the Index and Closing Indicative Value may fluctuate significantly between the date we deliver the Call Notice and the Call Measurement Period—including as a result of trading activity by us or our affiliates—potentially resulting in a Call Settlement Amount that is lower than both your purchase price and the indicative value at the time of the Call Notice.

If we exercise our call right, we will cause a Call Notice to be delivered solely to DTC.

If we exercise our call right, we will cause a Call Notice to be delivered solely to DTC, in accordance with its applicable policies and procedures. The ETNs will be issued in book-entry form and represented by a global security deposited with, and registered in the name of, DTC or its nominee. Accordingly, DTC will be the sole registered holder of the ETNs, and beneficial owners will not receive notices directly from us.

Beneficial owners should contact their broker, bank, or other intermediary through which they hold ETNs to obtain information about any notices and related procedures. We are not responsible for, and have no control over, the manner in which any intermediary provides notices to beneficial owners.

PS-30

You will not have any ownership rights in the Reference Fund.

You will not have any ownership rights in the Reference Fund, nor will you have any right to receive dividends or other distributions paid to holders of the Reference Fund, except to the extent that dividend payments are reflected in the level of the Index (which, because the ETNs provide inverse or “short” exposure to the Index and such reinvestment of dividends will increase the level of the Index, will, thus, reduce the value of the ETNs). The Cash Settlement Amount, the Call Settlement Amount, or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Reference Fund.

The Closing Index Levels used to calculate the payment at maturity, call or upon a redemption may be greater than those levels on the Maturity Date, Call Settlement Date, Redemption Date or at other times during the term of the ETNs.

The Closing Index Level on the Maturity Date, Call Settlement Date, Redemption Date or at other times during the term of the ETNs, including dates near the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, could be less than any of the Closing Index Levels during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable. This difference could be particularly large if there is a significant decrease in the Closing Index Level after the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, or if there is a significant increase in the Closing Index Level around the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, or if there is significant volatility in the Closing Index Level during the term of the ETNs.

There are restrictions on the minimum number of ETNs you may request that we redeem and the dates on which you may exercise your right to have us redeem your ETNs.

If you elect to require us to redeem your ETNs, except under the circumstances set forth above, you must request that we redeem at least 25,000 ETNs on any Business Day through and including the Final Redemption Date. If you own fewer than 25,000 ETNs, you generally will not be able to elect to require us to redeem your ETNs. Your request that we redeem your ETNs is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your ETNs on the corresponding Redemption Date. In addition, we will not accept a Redemption Notice submitted to us on any day after the Business Day immediately preceding the start of the Call Measurement Period, if applicable.

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your ETNs is irrevocable, this will subject you to loss if the level of the Index increases after we receive your request. Furthermore, our obligation to redeem the ETNs prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

PS-31

If you want to sell your ETNs but are unable to satisfy the minimum redemption requirements, you may attempt to sell your ETNs into the secondary market at any time, subject to the risks described below. A trading market for the ETNs may not develop. Also, the price you may receive for the ETNs in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

You will not know the Redemption Amount at the time you elect to request that we redeem your ETNs.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your ETNs. Your notice to us to redeem your ETNs is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Period will commence on the Redemption Calculation Date. You will not know the Redemption Amount until after last Index Business Day in the Redemption Measurement Period. As a result, you will be exposed to market risk in the event the level of the Index fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your ETNs, and prior to the relevant Redemption Date.

Market disruptions may adversely affect your return.

The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents the Calculation Agent from determining the Closing Indicative Values during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, and prevents the Calculation Agent from calculating the amount that we are required to pay you, if any. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the ETNs, it is possible that the determination of the Closing Index Level will be postponed and your return will be adversely affected. Moreover, if the final Averaging Date (as defined under “Additional Terms of the ETNs—Market Disruption Events”) is postponed to the last possible day and the Closing Index Level is not available on that day if such day is not an Index Business Day, the Calculation Agent or one of its affiliates will determine the Closing Index Level on such last possible day. See “Additional Terms of the ETNs—Market Disruption Events” for more information. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the ETNs. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the ETNs, and BMOCM’s determinations as Calculation Agent may adversely affect your return on the ETNs.

Significant aspects of the tax treatment of the ETNs are uncertain.

The tax treatment of the ETNs is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian tax authorities regarding the tax treatment of the ETNs, and the Internal Revenue Service, Canada Revenue Agency or a court may not agree with the tax treatment described in this pricing supplement.

PS-32

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are considering whether, among other issues, an investor in prepaid forward contracts or other similar instruments should be required to accrue income over the term of an instrument such as the ETNs even though that investor will not receive any payments with respect to the ETNs until maturity (or early redemption) and whether all or part of the gain an investor may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

With respect to Canadian withholding tax on interest paid or credited or deemed to be paid or credited on an ETN (including amounts on account or in lieu of payment of, or in satisfaction of, interest), the administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer or the debt obligation can be considered to be a substitute for a direct investment in the underlying securities in an index where dividends or gains on those underlying securities would be subject to tax in Canada if held directly by the Holder. Where there is such a material connection or the ETNs can be considered to be such a substitute, amounts paid or credited or deemed to be paid or credited as, on account of or in lieu of or in satisfaction of interest, on the ETNs may be subject to Canadian withholding tax, subject to any relief that may be available under an applicable income tax treaty or convention.

Please read carefully the section entitled “Supplemental Tax Considerations” in this pricing supplement. You should consult your tax adviser about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market.

The Intraday Indicative Value is calculated by ICE Data. The Intraday Indicative Value of the ETNs is designed to approximate the economic value of such ETNs at a given time. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Index Level of the Index, the calculation is based on the most recent intraday level of such Index at the particular time. Because the Intraday Indicative Value uses an intraday level of the Index for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Value or the price of the ETNs purchased intraday.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when that premium is no longer present in the marketplace or the ETNs are called, in which case investors will receive a cash payment based on the Closing Indicative Value of the ETNs during the Call Measurement Period. See “—There is no assurance that your ETNs will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional ETNs, or if we subsequently resume sales of such additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the ETNs.

PS-33

Publication of the Intraday Indicative Value may be delayed, particularly if the publication of the intraday level of the Index is delayed. See “Intraday Value of the Index and the ETNs—Intraday Indicative Values.”

There is no assurance that your ETNs will continue to be listed on a securities exchange, and they may not have an active trading market.

The ETNs have been listed on Cboe BZX under the ticker symbol “LQDD,” subject to official notice of issuance. However, no assurance can be given as to the continued listing of the ETNs for their term or of the liquidity or trading market for the ETNs. There can be no assurance that a secondary market for the ETNs will be maintained.

Although the title of the ETNs includes the words “exchange-traded notes”, we are not obligated to maintain the listing of the ETNs on Cboe BZX or any other exchange. The ETNs may cease to be listed on Cboe BZX or any other exchange because we elect in our sole discretion to discontinue the listing of the ETNs on any exchange. We may elect to discontinue the listing of the ETNs at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the ETNs. In addition, the ETNs may cease to be listed on Cboe BZX or any other exchange because they cease to meet the listing requirements of the exchange.

If the ETNs cease to be listed on Cboe BZX or any other exchange, the liquidity of the ETNs is likely to be significantly adversely affected and the ETNs may trade at a significant discount to their indicative value. If the ETNs ceased to be listed on an exchange, the words “exchange-traded notes” will nevertheless continue to be included in their title. If the ETNs are delisted, they will no longer trade on a national securities exchange and the liquidity of the ETNs is likely to be significantly adversely affected. Trading in delisted ETNs, if any, would be on an over-the-counter basis. If the ETNs are removed from their primary source of liquidity, it is possible that holders may not be able to trade their ETNs at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the ETNs; however, the ETNs may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Value of the ETNs and wanted to sell the ETNs at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the ETNs in the secondary market.

PS-34

Cboe BZX may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact your ability to sell the ETNs.

Trading in the ETNs may be halted due to market conditions or, in light of Cboe BZX’s rules and procedures, for reasons that, in the view of Cboe BZX, make trading in the ETNs inadvisable. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the ETNs may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the value of the ETNs declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on Cboe BZX. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Additionally, the ability to short sell ETNs may be restricted when there is a 10% or greater change from the previous day’s official closing price. The Cboe’s rules relating to these matters are subject to change from time to time.

The liquidity of the market for the ETNs may vary materially over time, and may be limited if you do not hold at least 25,000 ETNs.

As stated on the cover of this pricing supplement, we sold a portion of the ETNs on the Initial Trade Date, and the remainder of the ETNs may be offered and sold from time to time, through BMOCM, our affiliate, as agent, to investors and dealers acting as principals. Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the ETNs, and we or BMOCM may purchase ETNs from holders in amounts and at prices that may be agreed from time to time, although none of us are required to do so. Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the ETNs or due to our or our affiliates’ purchases of ETNs in the secondary market. Accordingly, the liquidity of the market for the ETNs could vary materially over the period you hold the ETNs. There may not be sufficient liquidity to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your ETNs, but such redemption is subject to the restrictive conditions and procedures described in this pricing supplement, including the condition that, except to the extent set forth above, you must request that we redeem a minimum of 25,000 ETNs on any Redemption Date.

PS-35

We may sell additional ETNs at different prices, but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Value at that time. The price of the ETNs in any subsequent sale may be substantially higher or lower than the issue price paid in connection with any other issuance of such ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market.

Any limitation or suspension on the issuance or sale of the ETNs by us or BMOCM may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the indicative value of the ETNs. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Closing Indicative Value could lead to significant losses if you sell those ETNs at a time when that premium is no longer present in the marketplace or if the ETNs are called at our option. If we call the ETNs prior to maturity, investors will receive a cash payment in an amount equal to the Call Settlement Amount, which will not include any premium. Investors should consult their financial advisers before purchasing or selling the ETNs, especially if they are trading at a premium.

The value of the ETNs in the secondary market may be influenced by many unpredictable factors.

The market value of your ETNs may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your ETNs in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that, generally, the level of the Index on any day will affect the value of the ETNs more than any other single factor. The value of the ETNs may be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Index and the price of the Reference Fund;

•	the time to maturity of the ETNs;

•	the market price and expected dividends or distributions on the Reference Fund;

•	interest and yield rates in the market generally;

•	supply and demand for the ETNs, including, but not limited to, inventory positions with BMOCM or any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply);

•	the amount of the Daily Investor Fee and the Daily Interest on the relevant date of determination;

•	whether the Daily Interest has been positive or negative;

•	the Reference Fund and changes to the Reference Fund over time;

•	whether the ETNs have been delisted from Cboe BZX;

PS-36

•	economic, financial, political, regulatory, judicial, military and other events that affect the Reference Fund or that affect markets generally and which may affect the Closing Index Level; and

•	our actual or perceived creditworthiness.

Some or all of these factors will influence the price you will receive if you choose to sell your ETNs prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. If you sell the ETNs, you may receive significantly less than the amount that you paid for them.

The ETNs are subject to intraday purchase risk.

The ETNs may be purchased in the secondary market at prices other than the Closing Indicative Value, which will have an effect on the effective leverage amount of the ETNs. Because the leveraged exposure is fixed after the close of each Leverage Reset Day and does not change intraday as the level of the Index increases or decreases, the effective leverage amount of the ETNs decreases when the level of the Index decreases and the effective leverage amount of the ETNs increases when the level of the Index increases. The table below presents the hypothetical exposure an investor has (ignoring all costs, fees, interest and other factors) when purchasing an ETN intraday given the movement of the level of the Index since the Closing Index Level on the prior Leverage Reset Day. The resulting effective exposure amount will then be constant for that purchaser until the earlier of (i) a sale or (ii) the end of the relevant day. The table below assumes the Closing Indicative Value for the ETNs was $50 on the prior Leverage Reset Day and the Closing Index Level on the prior Leverage Reset Day was 100.00.

A	B	C	D	E
Level of the Index	% Change in Level of the Index	Hypothetical Price for -3× ETNs C=$50*(1-3*B)	Hypothetical Notional Exposure for -3× ETNs D=$50*(1+B)*-3	Effective Leverage Amount of -3× ETNs E=D/C
120.00	20%	$20.00	-$180.00	-9.00
115.00	15%	$27.50	-$172.50	-6.27
110.00	10%	$35.00	-$165.00	-4.71
105.00	5%	$42.50	-$157.50	-3.71
104.00	4%	$44.00	-$156.00	-3.55
103.00	3%	$45.50	-$154.50	-3.40
102.00	2%	$47.00	-$153.00	-3.26
101.00	1%	$48.50	-$151.50	-3.12
100.00	0%	$50.00	-$150.00	-3.00
99.00	-1%	$51.50	-$148.50	-2.88
98.00	-2%	$53.00	-$147.00	-2.77
97.00	-3%	$54.50	-$145.50	-2.67
96.00	-4%	$56.00	-$144.00	-2.57
95.00	-5%	$57.50	-$142.50	-2.48
85.00	-15%	$72.50	-$127.50	-1.76
80.00	-20%	$80.00	-$120.00	-1.50

PS-37

The table above shows that if the level of the Index increases during the day on which you purchase the ETNs, your effective exposure increases from three times leveraged short. For example, if the level of the Index increases by 20%, your effective exposure increases from -3.00× to -9.00×.

The table above also shows that if the level of the Index decreases during the day on which you purchase your ETNs, your effective exposure decreases from three times leveraged short. For example, if the level of the Index decreases by 20%, your effective exposure decreases from -3.00× to -1.50×.

Risks Relating to Conflicts of Interest and Hedging

Our offering of the ETNs does not constitute an expression of our view about, or a recommendation of, the Index, the Reference Fund or any securities held by the Reference Fund.

You should not take our offering of the ETNs as an expression of our views about how the Index, the Reference Fund or any of the securities held by the Reference Fund will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Index, the Reference Fund or any securities held by the Reference Fund, including through an investment in the ETNs. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the Index, the Reference Fund or any securities held by the Reference Fund that conflict with an investment in the ETNs. See “—We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this pricing supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the ETNs is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We are not affiliated with the Index Sponsor, the Reference Fund Sponsor or any of the companies whose securities are held by the Reference Fund. However, we or our affiliates may currently or from time to time in the future engage in business with those entities. Nevertheless, neither we nor any of our affiliates independently verified the accuracy or the completeness of any information about the Index Sponsor, the Reference Fund Sponsor or any of the companies whose securities are held by the Reference Fund.

We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of our hedging and other trading activities.

In anticipation of the sale of each of the ETNs, we expect to hedge our obligations under the ETNs through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the Index, the Reference Fund or one or more of the securities held by the Reference Fund. We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the Index, the Reference Fund or one or more securities held by the Reference Fund at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing at any time and from time to time. We cannot give you any assurances that our hedging will not positively affect the level of the Index and, therefore, negatively affect the performance of the ETNs. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

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These hedging activities may present a conflict of interest between your interest as a holder of the ETNs and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which BMOCM is willing to purchase your ETNs in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the ETNs declines.

Bank of Montreal or its affiliates may also engage in trading in the Reference Fund, the securities held by the Reference Fund and other investments relating to those securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could positively affect the market price of the Reference Fund and the level of the Index and therefore negatively affect the market value of the ETNs. Bank of Montreal or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index, the Reference Fund or any securities held by the Reference Fund. By introducing competing products into the marketplace in this manner, Bank of Montreal or its affiliates could adversely affect the market value of the ETNs.

We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the companies whose securities are held by the Reference Fund, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies whose securities are held by the Reference Fund, and we will not disclose any such information to you. Any prospective purchaser of ETNs should undertake an independent investigation of each constituent issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the ETNs.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of other securities or financial instruments with returns linked or related to changes in the value of the Index, the Reference Fund or the securities held by the Reference Fund. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the ETNs. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the ETNs.

PS-39

BMOCM and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future. Any such research, opinions or recommendations could affect the value of the Index, the Reference Fund or the securities held by the Reference Fund, and therefore the market value of the ETNs.

BMOCM and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the ETNs, or express opinions or provide recommendations that are inconsistent with purchasing or holding those ETNs. BMOCM and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the ETNs. Any research, opinions or recommendations expressed by BMOCM or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the ETNs, the Index, the Reference Fund and the securities held by the Reference Fund.

The Calculation Agent is our affiliate and may have economic interests that are adverse to those of the holders of the ETNs.

BMOCM, one of our affiliates, will act as the Calculation Agent. The Calculation Agent will make all determinations relating to the ETNs, including the Closing Index Level, the Closing Indicative Value, the Short Index Amount, the Index Performance Factor, the Deposit Amount, the Daily Interest, the Daily Investor Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, and the Redemption Amount, if any, that we will pay you upon early redemption, if applicable. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether an Index Substitution Event has occurred and whether there has been a material change to the Index. As described in more detail below, the Calculation Agent may also make determinations that result in a replacement of the Index for the ETNs or adjustments to the Index. See “Additional Terms of the ETNs—Index Substitution Events” and “—Adjustments to the Index.” In addition, the Calculation Agent may, in its sole discretion, increase the Spread to the maximum amount specified above.

In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the ETNs. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the ETNs, and BMOCM’s determinations as Calculation Agent may adversely affect your return on the ETNs. See also “—The Calculation Agent may replace the Index with a successor or substitute index or use an alternative computation methodology” and “—The Calculation Agent may increase the Spread, which would decrease the Daily Interest or cause the Daily Interest to become negative and adversely affect the value of, and your return on, the ETNs.”

PS-40

Risks Relating to the Index

An investment in the ETNs linked to the performance of the Index is different from an investment linked directly to the Reference Fund or the Target Index.

Because the Index is designed to track the performance of the Reference Fund, the performance of the Index will be subject to the tracking error of the Reference Fund relative to the Target Index. The performance of the shares of the Reference Fund may not exactly replicate the performance of the Target Index because the Reference Fund may not invest in all of the securities included in the Target Index and because the Reference Fund will reflect transaction costs and fees that are not included in the calculation of the related Target Index. The Reference Fund may also hold securities or derivative financial instruments not included in the Target Index. It is also possible that the Reference Fund may not fully replicate the performance of the Target Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the bonds held by the Reference Fund may trade infrequently, prices used to value those bonds may be based on evaluated prices, dealer quotations or other pricing inputs and may not reflect contemporaneous executable transaction prices, particularly during periods of reduced liquidity or market stress. Moreover, because the shares of the Reference Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Reference Fund may differ from the net asset value per share of the Reference Fund. Because the Index tracks the market price of the Reference Fund and the ETNs provide 3× leveraged exposure to the inverse performance of the Index, any premium or discount to the net asset value of the Reference Fund will be magnified in the performance of the ETNs.

As a result, the performance of the Reference Fund (and therefore the Index) may not correlate perfectly with the performance of the Target Index, and the return on the ETNs based on inverse leveraged exposure to the Index will not be the same as the return on a hypothetical investment providing inverse leveraged exposure directly to the Target Index.

The ETNs are subject to significant interest rate-related and credit-related risks.

The Reference Fund invests primarily in U.S. dollar-denominated investment-grade corporate bonds. The market prices of the bonds held by the Reference Fund are volatile and significantly influenced by a number of factors, including prevailing market interest rates, the duration of the underlying bonds, the yields on those bonds relative to current market interest rates and the actual or perceived credit quality of the issuers of those bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates decline, the prices of bonds, including those held by the Reference Fund, are likely to increase. Securities with longer durations tend to be more sensitive to interest rate changes and therefore generally are more volatile than securities with shorter durations. As a result, declining interest rates may cause the value of the bonds held by the Reference Fund, the value of the Reference Fund and the level of the Index to increase, possibly significantly, and therefore cause the value of the ETNs to decline.

Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding the underlying strength of the U.S. economy and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of U.S. and non-U.S. capital markets.

The prices of the bonds held by the Reference Fund are also significantly influenced by the creditworthiness of the issuers of those bonds. Improvements in the actual or perceived creditworthiness of those issuers, including ratings upgrades or a narrowing of credit spreads, may cause some or all of those bonds to experience significant and rapid price increases. Any such increase may have a material adverse effect on the value of the ETNs because it would cause the value of the Reference Fund and the level of the Index to increase.

PS-41

The ETNs are subject to risks relating to non-U.S. securities.

Because some of the securities held by the Reference Fund are issued by non-U.S. issuers, an investment in the ETNs involves risks associated with the home countries of those issuers. The prices of securities of non-U.S. companies may be affected by political, economic, financial and social factors in those countries or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Any of these factors may impact the value of the Reference Fund, the level of the Index and the value of the ETNs. Because the ETNs provide inverse or “short” exposure to the Index, investors are exposed to the risks associated with non-U.S. issuers to the extent developments affecting those issuers cause the prices of their securities to appreciate and result in an increase in the level of the Index and, therefore, a decrease in the value of the ETNs.

BMOCM coordinated with the Index Sponsor in the development of the Index.

Our affiliate, BMOCM, coordinated with the Index Sponsor in the development of the Index. BMOCM had no obligation to consider your interests as an investor in the ETNs in connection with that role. The selection of the Reference Fund as the sole constituent of the Index is not an investment recommendation by us of the Reference Fund or the Target Index, whether by taking a long or short position, and is not indicative of any view we have regarding the Reference Fund or the Target Index. The Index Sponsor will be compensated for its role in creating and maintaining the Index specifically for the ETNs.

Changes that affect the Index may adversely affect the value of the ETNs and any payments on the ETNs.

The policies of the Index Sponsor concerning the calculation of the Index and the manner in which the Index Sponsor takes account of certain changes affecting the Reference Fund may affect the value of the Index and, therefore, may affect the value of the ETNs and any payments on the ETNs. The Index Sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the ETNs.

Changes that affect the Reference Fund or the Target Index may adversely affect the value of the ETNs and any payments on the ETNs.

The policies of the Reference Fund Sponsor concerning the calculation of the Reference Fund’s net asset value, additions, deletions or substitutions of securities in the Reference Fund and the manner in which changes in the Target Index are reflected in the Reference Fund, and changes in those policies, could affect the price of the shares of the Reference Fund and, therefore, may affect the value of the ETNs and any payments on the ETNs. Similarly, the policies of the Target Index Sponsor concerning the calculation of the Target Index and the addition, deletion or substitution of securities comprising the Target Index and the manner in which the Target Index Sponsor takes account of certain changes affecting such securities may affect the level of the Target Index and the price of the shares of the Reference Fund and, therefore, may affect the value of the ETNs and any payments on the ETNs. The Reference Fund may also experience “corporate actions,” such as share splits or changes to its fee structure, that require adjustments to the Index. Any such adjustments may not perfectly offset the impact of these actions or may occur with a delay, and, because the ETNs provide 3× leveraged exposure to the inverse performance of the Index, the resulting discrepancies will be magnified in the value of the ETNs.

PS-42

The Target Index Sponsor may also discontinue or suspend calculation or dissemination of the Target Index or materially alter the methodology by which it calculates the Target Index. Any such actions could adversely affect the value of the ETNs.

There are risks associated with the Reference Fund that may affect the level of the Index.

Although the shares of the Reference Fund are listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Fund or that there will be liquidity in the trading market. Because the Index is designed to track the performance of the Reference Fund, any lack of liquidity or market disruption affecting the Reference Fund will be reflected in the level of the Index and, consequently, will be magnified in the value of the ETNs.

In addition, the Reference Fund will be subject to management risk, which is the risk that the Reference Fund Sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the Reference Fund Sponsor may elect to invest certain of its assets in securities that are not included in the Target Index. The Reference Fund will also not be actively managed and may be affected by a general decline or increase in market segments relating to the Target Index. Further, the Reference Fund Sponsor may invest in securities included in, or representative of, the Target Index regardless of their investment merits.

Further, under continuous listing standards adopted by the relevant securities exchange, the Reference Fund will be required to confirm on an ongoing basis that the securities included in the Target Index satisfy the applicable listing requirements. In the event that the Target Index does not comply with the applicable listing requirements, the Reference Fund would be required to rectify such non-compliance by requesting that the Target Index Sponsor modify the Target Index, transitioning to a new Target Index or obtaining relief from the SEC. There can be no assurance that the Target Index Sponsor would modify the Target Index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the Reference Fund being delisted. If the Reference Fund were delisted, the Index Sponsor may replace the Reference Fund within the Index, discontinue the Index or make other changes to the Index methodology, or the Calculation Agent may select a successor index or, if no successor index is available, determine the closing level of the Index on any date of determination.

Any of these risks may affect the price of the shares of the Reference Fund and, consequently, the level of the Index and the value of the ETNs. Because the ETNs provide 3× leveraged exposure to the inverse performance of the Index, any increase in the level of the Index resulting from these risks will be significantly magnified in the value of the ETNs and may adversely affect the value of the ETNs.

PS-43

We cannot control actions by any of the unaffiliated companies whose securities are included in the Reference Fund or the Target Index.

Actions by any company whose securities are included in the Reference Fund or the Target Index may impact the price of its security, the Closing Index Level on any date and the value of the ETNs. We are not affiliated with any of the companies whose securities are included in the Reference Fund or the Target Index. These unaffiliated companies will not be involved in the offering of the ETNs and will have no obligations with respect to the ETNs, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the ETNs and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the ETNs to be issued. These companies will not be involved with the administration, marketing or trading of the ETNs and will have no obligations with respect to any amounts to be paid to you on the ETNs.

The Calculation Agent may replace the Index with a successor or substitute index or use an alternative computation methodology.

If the Calculation Agent determines that an Index Substitution Event (as defined below) has occurred, the Calculation Agent may, but is not required to, select a successor or substitute index to replace the Index. An Index Substitution Event may include, among other things, the discontinuance of the Index, our inability to obtain or maintain a license to use the Index in connection with the ETNs, a material change to the Index, a change to the Index that causes, or is reasonably expected to cause, the ETNs to fail to satisfy applicable exchange listing requirements, an incorrect calculation of the Index or a determination by the Calculation Agent that the trading of the ETNs or our hedging activities relating to the ETNs may have a significant impact on the market prices or liquidity of one or more securities included in the Index.

If the Calculation Agent selects a successor or substitute index, the ETNs will be linked to that successor or substitute index for all purposes, and the Calculation Agent may make adjustments to the terms of the ETNs that it determines are appropriate. If the Calculation Agent does not select a successor or substitute index, the Calculation Agent may determine the level of the Index using a computation methodology that it determines to be appropriate under the circumstances.

PS-44

Any successor or substitute index may not have the same constituents, methodology, risk profile or performance characteristics as the original Index, and any replacement of the Index, adjustment to the terms of the ETNs or use of an alternative computation methodology may adversely affect the value of the ETNs and any payments on the ETNs.

Because the Calculation Agent is our affiliate, its determinations with respect to any Index Substitution Event will involve conflicts of interest. These determinations may include whether an Index Substitution Event has occurred, whether to select a successor or substitute index, which successor or substitute index to select, what adjustments to make to the terms of the ETNs and what alternative computation methodology to use if the Calculation Agent does not select a successor or substitute index. In making these determinations, the Calculation Agent may have economic interests that are adverse to your interests as an investor in the ETNs, and any such determinations may adversely affect the value of the ETNs and any payments on the ETNs.

PS-45

We and our affiliates have no affiliation with the Index Sponsor, the Reference Fund Sponsor or the Target Index Sponsor and have not independently verified its public disclosure of information.

We and our affiliates are not affiliated in any way with the Index Sponsor, the Reference Fund Sponsor or the Target Index Sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the Index, the Reference Fund or the Target Index. However, the Index was developed by the Index Sponsor in connection with the issuance of the ETNs, and the Index Sponsor will be compensated for its role in creating and maintaining a benchmark specifically for these ETNs.

We have derived the information about the Index, the Reference Fund, the Target Index and the sponsors contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the ETNs, should make your own investigation into the Index, the Reference Fund, the Target Index and the sponsors. The sponsors are not involved in the offering of the ETNs made hereby in any way and will not have any obligation to consider your interests as an owner of the ETNs in taking any actions that might affect the value of the ETNs.

The Index relies on the timely and accurate publication of the market price of the Reference Fund.

The Index is designed to track the performance of the Reference Fund based on its trading price on a national securities exchange. As a result, any delay, disruption or error in the dissemination of that price, including errors in third-party market data feeds, could adversely affect the level of the Index.

Because the ETNs provide 3× leveraged exposure to the inverse performance of the Index, any such delay, disruption or error will be magnified. In particular, an erroneous or delayed price used in the determination of the level of the Index at or near the close of the trading day could result in an incorrect calculation of the Closing Indicative Value. Any such miscalculation could result in losses in the ETNs that are not subsequently corrected and may not reflect the intraday or closing performance of the Reference Fund or the Target Index.

Neither we nor the Index Sponsor have control over the sources of third-party price data used in calculating the Index, and neither we nor the Index Sponsor will be liable for errors, delays or interruptions in such data.

The Index has an extremely limited operating history and may perform in unanticipated ways.

The Index was launched on July 13, 2026 and, therefore, has extremely limited actual performance history and does not have sufficient data upon which to evaluate performance over various economic cycles. Because the Index is new and significant historical performance data does not yet exist, your investment in the ETNs may involve a greater risk than investing in alternate products linked to one or more indices with an established record of performance. A longer history of actual performance would be helpful in providing more reliable information on which to assess the validity of the proprietary methodologies employed by the Index.

PS-46

Hypothetical back-tested Index performance information is subject to significant limitations.

This pricing supplement includes hypothetical back-tested Index performance information prepared by the Index Sponsor, which we have not independently verified. All information regarding the performance of the Index prior to July 13, 2026 is hypothetical and back-tested, as the Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

•	The rules of the Index were developed with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period.

•	The hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information in this pricing supplement are not necessarily representative of the market conditions that will exist in the future.

It is impossible to predict whether the Index will rise or fall. The actual future performance of the Index may bear little relation to the historical or hypothetical back-tested levels of the Index.

PS-47

HYPOTHETICAL EXAMPLES

Hypothetical Payment at Maturity

The following examples and tables illustrate how the ETNs would perform at maturity in hypothetical circumstances. They are intended to highlight how the return on the ETNs is affected by the daily performance of the Index, fees, leverage, compounding and path dependency. These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the ETNs are not indicative of the future results of the Index or the ETNs. The actual performance of the Index and the ETNs will vary, perhaps significantly, from the examples illustrated below.

For ease of review, the following examples cover a 22-day period. However, the ETNs are not intended to be “buy and hold” investments, and are not intended to be held to maturity. Instead, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. The ETNs are designed to reflect a 3× leveraged exposure to the inverse performance of the Index on a daily basis, before taking into account the negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable. However, due to the daily resetting leverage, the returns on the ETNs over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate- or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day or who have a “buy and hold” strategy. Investors should actively and continuously monitor their investments in the ETNs on an intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. It is possible that you will suffer significant losses in the ETNs even if the long-term performance of the Index is negative. Accordingly, the ETNs should be purchased only by sophisticated investors who understand and can bear the potential risks and consequences of the ETNs that are designed to provide leveraged exposure to the inverse performance of the Index on a daily basis and that will be highly volatile and may experience significant losses, up to the entire amount invested, in a short period of time.

The resetting of the leverage on each day is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to the tendency of the ETNs to lose value over time. Accordingly, the ETNs are not suitable for intermediate- or long-term investment, as any intermediate- or long-term investment is very likely to sustain significant losses, even if the Index depreciates over the relevant time period. Although the decay effect is more likely to impact the return on the ETNs the longer the ETNs are held, the decay effect can have a significant impact on the ETN performance even over a period as short as two days. The ETNs are suitable only for sophisticated investors. If you invest in the ETNs, you should continuously monitor your holdings of the ETNs and make investment decisions at least daily. Please see the section “—Illustrations of the “Decay” Effect on the ETNs” below.

PS-48

The Closing Indicative Value will reflect the daily deduction of the Daily Investor Fee. In addition, if the Daily Interest is negative on any day, such negative Daily Interest will further reduce the Closing Indicative Value. If the level of the Index increases or does not decrease sufficiently, after giving effect to the decay effect caused by the daily resetting of the leverage, to offset the Daily Investor Fee, any negative Daily Interest and, in the case of an Early Redemption, the Redemption Fee Amount over the period you hold the ETNs, the value of the ETNs will decline and you will lose some or all of your investment.

We have shown two sets of examples: 1 to 5 and 6 to 10. Examples 1 to 5 are based upon the minimum Spread of 2.00%. Examples 6 to 10 show the impact if we elect to increase this amount to the maximum extent described above, to a Spread of 7.50%. All of these examples assume a hypothetical Federal Funds Effective Rate of 3.50%, and that such rate remains constant during the relevant period. Based on that assumed Federal Funds Effective Rate, Daily Interest would be positive in Examples 1 to 5, but would be negative in Examples 6 to 10 because the assumed Spread of 7.50% would exceed the assumed Federal Funds Effective Rate. As a result, in Examples 6 to 10, Daily Interest would reduce the Closing Indicative Value in addition to the other fees and charges. The hypothetical Federal Funds Effective Rate is not a prediction or indication of the actual Federal Funds Effective Rate throughout the term of the ETNs. The actual Federal Funds Effective Rate will fluctuate over time and we cannot predict the actual Federal Funds Effective Rate on any day.

We have included examples in which the level of the Index alternatively decreases and increases at a constant rate of 3.00% per day, with the level of the Index decreasing by 0.99 points by day 22 (Examples 1 and 6), with a Total ETN Return of -8.28% (Example 1) and -9.50% (Example 6); we have also included examples in which the level of the Index increases at a constant rate of 3.00% per day, increasing 91.61 points by day 22 (Examples 2 and 7), with a Total ETN Return of -87.40% (Example 2) and -87.58% (Example 7).

Examples 3 to 5 and 8 to 10, highlight the effect of volatility of the Index. In Examples 3 and 8, the level of the Index decreases by a constant 1.00% per day, with a decrease of 19.84 points by day 22 and a Total ETN Return of 92.18% (Example 3) and 89.72% (Example 8). In contrast, in Examples 4 and 9, at day 22, the level of the Index has decreased 19.63 points; however, due to the volatility of the Index on a daily basis, the Total ETN Return is -72.63% (in Example 4) and -73.05% in Example 9), a significant difference from the returns in Examples 3 and 8. Examples 5 and 10 also highlight the effect of volatility in the Index, in that the level of the Index increases and decreases in a volatile manner over the 22-day period, and ends at close to the same level as on day one. The Note Return is -36.70% (Example 5) and -37.57% (Example 10) even though the level of the Index is still at approximately 100.

For ease of analysis and presentation, the examples below assume a hypothetical 22-day period in which the ETNs are purchased on day 0 at a Closing Indicative Value equal to the initial Principal Amount of $50.00 and disposed of on day 22. The examples further assume that the Closing Index Level on day 0 is 100.00 and that each calendar day is a Leverage Reset Day. In addition, each of the examples assumes that the Accrual Period with respect to the Daily Investor Fee and the Daily Interest is one day (i.e., that there are no weekends or holidays). The examples do not contemplate a call or early redemption during the relevant period. In each of the examples below, the “Total ETN Return” is the number, expressed as a percentage, that results from comparing the Closing Indicative Value on day 22 to the Closing Indicative Value on day 0.

PS-49

These examples highlight the impact of the Daily Investor Fee, leverage and compounding on the payment at maturity under different circumstances and are provided for illustration only; many other factors will affect the value of the ETNs. These hypothetical examples should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the ETNs. Because the Closing Indicative Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the ETNs, and the performance of the Index, the Closing Indicative Value is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in these examples have been rounded for convenience.

We cannot predict the actual level of the Index at any time during the term of the ETNs or the market value of the ETNs, nor can we predict the relationship between the level of the Index and the market value of your ETNs at any time prior to the Maturity Date. The actual amount that a holder of the ETNs will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the ETNs will depend on the actual Closing Index Levels during the term of the ETNs and during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, the Daily Investor Fee, the Daily Interest, Index volatility and the Redemption Fee Amount, if applicable. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount to be paid in respect of the ETNs, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in this section.

These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the ETNs are not indicative of the future results of the Index or the ETNs. The actual performance of the Index and the ETNs will vary, perhaps significantly, from the examples illustrated below.

PS-50

Examples 1-5: Assumes a Spread of 2.00% per annum.

Example 1: The Closing Index Level alternatively decreases then increases by a constant 3.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	2.00% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	97.00	-3.0%	0.97	$200.00000	$145.50000	$0.00130	$0.00822	$54.50692	9.01%
2	99.91	3.0%	1.03	$218.02767	$168.42638	$0.00142	$0.00896	$49.60884	-8.99%
3	96.91	-3.0%	0.97	$198.43535	$144.36171	$0.00129	$0.00815	$54.08050	9.01%
4	99.82	3.0%	1.03	$216.32198	$167.10873	$0.00141	$0.00889	$49.22073	-8.99%
5	96.83	-3.0%	0.97	$196.88293	$143.23233	$0.00128	$0.00809	$53.65741	9.01%
6	99.73	3.0%	1.03	$214.62964	$165.80139	$0.00140	$0.00882	$48.83567	-8.99%
7	96.74	-3.0%	0.97	$195.34267	$142.11179	$0.00127	$0.00803	$53.23763	9.01%
8	99.64	3.0%	1.03	$212.95053	$164.50429	$0.00139	$0.00875	$48.45361	-8.99%
9	96.65	-3.0%	0.97	$193.81445	$141.00001	$0.00126	$0.00796	$52.82114	9.01%
10	99.55	3.0%	1.03	$211.28456	$163.21732	$0.00137	$0.00868	$48.07455	-8.99%
11	96.56	-3.0%	0.97	$192.29818	$139.89693	$0.00125	$0.00790	$52.40791	9.01%
12	99.46	3.0%	1.03	$209.63163	$161.94043	$0.00136	$0.00861	$47.69845	-8.99%
13	96.48	-3.0%	0.97	$190.79378	$138.80248	$0.00124	$0.00784	$51.99791	9.01%
14	99.37	3.0%	1.03	$207.99162	$160.67353	$0.00135	$0.00855	$47.32529	-8.99%
15	96.39	-3.0%	0.97	$189.30115	$137.71659	$0.00123	$0.00778	$51.59111	9.01%
16	99.28	3.0%	1.03	$206.36445	$159.41654	$0.00134	$0.00848	$46.95505	-8.99%
17	96.30	-3.0%	0.97	$187.82020	$136.63920	$0.00122	$0.00772	$51.18750	9.01%
18	99.19	3.0%	1.03	$204.75000	$158.16938	$0.00133	$0.00841	$46.58771	-8.99%
19	96.22	-3.0%	0.97	$186.35083	$135.57023	$0.00121	$0.00766	$50.78705	9.01%
20	99.10	3.0%	1.03	$203.14819	$156.93198	$0.00132	$0.00835	$46.22324	-8.99%
21	96.13	-3.0%	0.97	$184.89296	$134.50963	$0.00120	$0.00760	$50.38973	9.01%
22	99.01	3.0%	1.03	$201.55891	$155.70426	$0.00131	$0.00828	$45.86162	-8.99%

Total Index Return:									-0.99%
Total ETN Return:									-8.28%

PS-51

Example 2: The Closing Index Level increases by a constant 3.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	2.00% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	103.00	3.0%	1.03	$200.00000	$154.50000	$0.00130	$0.00822	$45.50692	-8.99%
2	106.09	3.0%	1.03	$182.02767	$140.61638	$0.00118	$0.00748	$41.41759	-8.99%
3	109.27	3.0%	1.03	$165.67037	$127.98036	$0.00108	$0.00681	$37.69574	-8.99%
4	112.55	3.0%	1.03	$150.78295	$116.47983	$0.00098	$0.00620	$34.30834	-8.99%
5	115.93	3.0%	1.03	$137.23335	$106.01276	$0.00089	$0.00564	$31.22533	-8.99%
6	119.41	3.0%	1.03	$124.90134	$96.48628	$0.00081	$0.00513	$28.41937	-8.99%
7	122.99	3.0%	1.03	$113.67750	$87.81587	$0.00074	$0.00467	$25.86556	-8.99%
8	126.68	3.0%	1.03	$103.46225	$79.92459	$0.00067	$0.00425	$23.54124	-8.99%
9	130.48	3.0%	1.03	$94.16496	$72.74243	$0.00061	$0.00387	$21.42579	-8.99%
10	134.39	3.0%	1.03	$85.70314	$66.20568	$0.00056	$0.00352	$19.50043	-8.99%
11	138.42	3.0%	1.03	$78.00172	$60.25633	$0.00051	$0.00321	$17.74809	-8.99%
12	142.58	3.0%	1.03	$70.99236	$54.84159	$0.00046	$0.00292	$16.15322	-8.99%
13	146.85	3.0%	1.03	$64.61287	$49.91344	$0.00042	$0.00266	$14.70166	-8.99%
14	151.26	3.0%	1.03	$58.80665	$45.42814	$0.00038	$0.00242	$13.38055	-8.99%
15	155.80	3.0%	1.03	$53.52219	$41.34589	$0.00035	$0.00220	$12.17815	-8.99%
16	160.47	3.0%	1.03	$48.71259	$37.63048	$0.00032	$0.00200	$11.08380	-8.99%
17	165.28	3.0%	1.03	$44.33520	$34.24894	$0.00029	$0.00182	$10.08779	-8.99%
18	170.24	3.0%	1.03	$40.35117	$31.17128	$0.00026	$0.00166	$9.18129	-8.99%
19	175.35	3.0%	1.03	$36.72514	$28.37017	$0.00024	$0.00151	$8.35624	-8.99%
20	180.61	3.0%	1.03	$33.42496	$25.82078	$0.00022	$0.00137	$7.60534	-8.99%
21	186.03	3.0%	1.03	$30.42134	$23.50049	$0.00020	$0.00125	$6.92191	-8.99%
22	191.61	3.0%	1.03	$27.68763	$21.38869	$0.00018	$0.00114	$6.29989	-8.99%

Total Index Return:									91.61%
Total ETN Return:									-87.40%

PS-52

Example 3: The Closing Index Level decreases by a constant 1.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	2.00% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	99.00	-1.0%	0.99	$200.00000	$148.50000	$0.00130	$0.00822	$51.50692	3.01%
2	98.01	-1.0%	0.99	$206.02767	$152.97555	$0.00134	$0.00847	$53.05925	3.01%
3	97.03	-1.0%	0.99	$212.23701	$157.58598	$0.00138	$0.00872	$54.65837	3.01%
4	96.06	-1.0%	0.99	$218.63348	$162.33536	$0.00142	$0.00898	$56.30568	3.01%
5	95.10	-1.0%	0.99	$225.22273	$167.22788	$0.00147	$0.00926	$58.00264	3.01%
6	94.15	-1.0%	0.99	$232.01058	$172.26785	$0.00151	$0.00953	$59.75075	3.01%
7	93.21	-1.0%	0.99	$239.00300	$177.45972	$0.00156	$0.00982	$61.55154	3.01%
8	92.27	-1.0%	0.99	$246.20615	$182.80807	$0.00160	$0.01012	$63.40660	3.01%
9	91.35	-1.0%	0.99	$253.62640	$188.31760	$0.00165	$0.01042	$65.31757	3.01%
10	90.44	-1.0%	0.99	$261.27028	$193.99319	$0.00170	$0.01074	$67.28614	3.01%
11	89.53	-1.0%	0.99	$269.14454	$199.83982	$0.00175	$0.01106	$69.31403	3.01%
12	88.64	-1.0%	0.99	$277.25612	$205.86267	$0.00180	$0.01139	$71.40304	3.01%
13	87.75	-1.0%	0.99	$285.61216	$212.06703	$0.00186	$0.01174	$73.55501	3.01%
14	86.87	-1.0%	0.99	$294.22004	$218.45838	$0.00191	$0.01209	$75.77184	3.01%
15	86.01	-1.0%	0.99	$303.08735	$225.04236	$0.00197	$0.01246	$78.05548	3.01%
16	85.15	-1.0%	0.99	$312.22190	$231.82476	$0.00203	$0.01283	$80.40794	3.01%
17	84.29	-1.0%	0.99	$321.63176	$238.81158	$0.00209	$0.01322	$82.83130	3.01%
18	83.45	-1.0%	0.99	$331.32521	$246.00897	$0.00216	$0.01362	$85.32770	3.01%
19	82.62	-1.0%	0.99	$341.31081	$253.42327	$0.00222	$0.01403	$87.89934	3.01%
20	81.79	-1.0%	0.99	$351.59735	$261.06103	$0.00229	$0.01445	$90.54848	3.01%
21	80.97	-1.0%	0.99	$362.19392	$268.92899	$0.00236	$0.01488	$93.27746	3.01%
22	80.16	-1.0%	0.99	$373.10985	$277.03406	$0.00243	$0.01533	$96.08869	3.01%

Total Index Return:									-19.84%
Total ETN Return:									92.18%

PS-53

Example 4: The Closing Index Level decreases in a volatile manner.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	2.00% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	89.00	-11.0%	0.89	$200.00000	$133.50000	$0.00130	$0.00822	$66.50692	33.01%
2	92.56	4.0%	1.04	$266.02767	$207.50158	$0.00173	$0.01093	$58.53529	-11.99%
3	95.34	3.0%	1.03	$234.14116	$180.87404	$0.00152	$0.00962	$53.27521	-8.99%
4	103.92	9.0%	1.09	$213.10085	$174.20994	$0.00139	$0.00876	$38.89828	-26.99%
5	109.11	5.0%	1.05	$155.59310	$122.52957	$0.00101	$0.00639	$33.06892	-14.99%
6	121.12	11.0%	1.11	$132.27566	$110.11949	$0.00086	$0.00544	$22.16075	-32.99%
7	128.38	6.0%	1.06	$88.64300	$70.47118	$0.00058	$0.00364	$18.17488	-17.99%
8	134.80	5.0%	1.05	$72.69952	$57.25087	$0.00047	$0.00299	$15.45116	-14.99%
9	161.76	20.0%	1.20	$61.80465	$55.62419	$0.00040	$0.00254	$6.18260	-59.99%
10	127.79	-21.0%	0.79	$24.73041	$14.65277	$0.00016	$0.00102	$10.07850	63.01%
11	122.68	-4.0%	0.96	$40.31399	$29.02607	$0.00026	$0.00166	$11.28931	12.01%
12	131.27	7.0%	1.07	$45.15725	$36.23869	$0.00029	$0.00186	$8.92012	-20.99%
13	154.90	18.0%	1.18	$35.68047	$31.57722	$0.00023	$0.00147	$4.10449	-53.99%
14	165.74	7.0%	1.07	$16.41796	$13.17541	$0.00011	$0.00067	$3.24311	-20.99%
15	159.11	-4.0%	0.96	$12.97246	$9.34017	$0.00008	$0.00053	$3.63274	12.01%
16	120.92	-24.0%	0.76	$14.53095	$8.28264	$0.00009	$0.00060	$6.24881	72.01%
17	106.41	-12.0%	0.88	$24.99524	$16.49686	$0.00016	$0.00103	$8.49925	36.01%
18	92.58	-13.0%	0.87	$33.99698	$22.18303	$0.00022	$0.00140	$11.81513	39.01%
19	82.39	-11.0%	0.89	$47.26051	$31.54639	$0.00031	$0.00194	$15.71575	33.01%
20	76.63	-7.0%	0.93	$62.86301	$43.84695	$0.00041	$0.00258	$19.01824	21.01%
21	70.50	-8.0%	0.92	$76.07294	$52.49033	$0.00049	$0.00313	$23.58524	24.01%
22	80.37	14.0%	1.14	$94.34097	$80.66153	$0.00061	$0.00388	$13.68270	-41.99%

Total Index Return:									-19.63%
Total ETN Return:									-72.63%

PS-54

Example 5: The Closing Index Level increases and decreases in a volatile manner, ending at the same level.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	2.00% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	102.00	2.0%	1.02	$200.00000	$153.00000	$0.00130	$0.00822	$47.00692	-5.99%
2	105.06	3.0%	1.03	$188.02767	$145.25138	$0.00122	$0.00773	$42.78280	-8.99%
3	109.26	4.0%	1.04	$171.13120	$133.48233	$0.00111	$0.00703	$37.65478	-11.99%
4	98.34	-10.0%	0.90	$150.61913	$101.66791	$0.00098	$0.00619	$48.95643	30.01%
5	100.30	2.0%	1.02	$195.82571	$149.80667	$0.00127	$0.00805	$46.02581	-5.99%
6	103.31	3.0%	1.03	$184.10326	$142.21977	$0.00120	$0.00757	$41.88986	-8.99%
7	92.98	-10.0%	0.90	$167.55944	$113.10262	$0.00109	$0.00689	$54.46261	30.01%
8	94.84	2.0%	1.02	$217.85045	$166.65559	$0.00142	$0.00895	$51.20239	-5.99%
9	96.74	2.0%	1.02	$204.80956	$156.67932	$0.00133	$0.00842	$48.13733	-5.99%
10	87.06	-10.0%	0.90	$192.54933	$129.97080	$0.00125	$0.00791	$62.58519	30.01%
11	88.80	2.0%	1.02	$250.34077	$191.51069	$0.00163	$0.01029	$58.83874	-5.99%
12	90.58	2.0%	1.02	$235.35496	$180.04654	$0.00153	$0.00967	$55.31656	-5.99%
13	81.52	-10.0%	0.90	$221.26622	$149.35470	$0.00144	$0.00909	$71.91918	30.01%
14	83.15	2.0%	1.02	$287.67670	$220.07268	$0.00187	$0.01182	$67.61398	-5.99%
15	84.82	2.0%	1.02	$270.45590	$206.89876	$0.00176	$0.01111	$63.56649	-5.99%
16	76.33	-10.0%	0.90	$254.26597	$171.62953	$0.00165	$0.01045	$82.64523	30.01%
17	77.86	2.0%	1.02	$330.58094	$252.89442	$0.00215	$0.01359	$77.69795	-5.99%
18	79.42	2.0%	1.02	$310.79182	$237.75574	$0.00202	$0.01277	$73.04683	-5.99%
19	81.01	2.0%	1.02	$292.18731	$223.52329	$0.00190	$0.01201	$68.67412	-5.99%
20	89.11	10.0%	1.10	$274.69650	$226.62461	$0.00179	$0.01129	$48.08139	-29.99%
21	90.89	2.0%	1.02	$192.32555	$147.12905	$0.00125	$0.00790	$45.20316	-5.99%
22	99.98	10.0%	1.10	$180.81263	$149.17042	$0.00118	$0.00743	$31.64846	-29.99%

Total Index Return:									-0.02%
Total ETN Return:									-36.70%

PS-55

Examples 6-10: Assume a Spread of 7.50% per annum.

Example 6: The Closing Index Level alternatively decreases then increases by a constant 3.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	7.50% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	97.00	-3.0%	0.97	$200.00000	$145.50000	$0.00130	-$0.02192	$54.47678	8.95%
2	99.91	3.0%	1.03	$217.90712	$168.33325	$0.00142	-$0.02388	$49.54857	-9.05%
3	96.91	-3.0%	0.97	$198.19429	$144.18635	$0.00129	-$0.02172	$53.98493	8.95%
4	99.82	3.0%	1.03	$215.93974	$166.81345	$0.00141	-$0.02366	$49.10122	-9.05%
5	96.83	-3.0%	0.97	$196.40488	$142.88455	$0.00128	-$0.02152	$53.49753	8.95%
6	99.73	3.0%	1.03	$213.99011	$165.30736	$0.00139	-$0.02345	$48.65791	-9.05%
7	96.74	-3.0%	0.97	$194.63163	$141.59451	$0.00127	-$0.02133	$53.01452	8.95%
8	99.64	3.0%	1.03	$212.05809	$163.81488	$0.00138	-$0.02324	$48.21860	-9.05%
9	96.65	-3.0%	0.97	$192.87439	$140.31612	$0.00126	-$0.02114	$52.53588	8.95%
10	99.55	3.0%	1.03	$210.14352	$162.33587	$0.00137	-$0.02303	$47.78325	-9.05%
11	96.56	-3.0%	0.97	$191.13301	$139.04927	$0.00124	-$0.02095	$52.06156	8.95%
12	99.46	3.0%	1.03	$208.24622	$160.87021	$0.00136	-$0.02282	$47.35184	-9.05%
13	96.48	-3.0%	0.97	$189.40736	$137.79385	$0.00123	-$0.02076	$51.59152	8.95%
14	99.37	3.0%	1.03	$206.36606	$159.41778	$0.00134	-$0.02262	$46.92432	-9.05%
15	96.39	-3.0%	0.97	$187.69728	$136.54977	$0.00122	-$0.02057	$51.12572	8.95%
16	99.28	3.0%	1.03	$204.50288	$157.97847	$0.00133	-$0.02241	$46.50066	-9.05%
17	96.30	-3.0%	0.97	$186.00265	$135.31693	$0.00121	-$0.02038	$50.66413	8.95%
18	99.19	3.0%	1.03	$202.65651	$156.55216	$0.00132	-$0.02221	$46.08083	-9.05%
19	96.22	-3.0%	0.97	$184.32332	$134.09521	$0.00120	-$0.02020	$50.20670	8.95%
20	99.10	3.0%	1.03	$200.82682	$155.13872	$0.00131	-$0.02201	$45.66479	-9.05%
21	96.13	-3.0%	0.97	$182.65914	$132.88453	$0.00119	-$0.02002	$49.75341	8.95%
22	99.01	3.0%	1.03	$199.01364	$153.73804	$0.00129	-$0.02181	$45.25250	-9.05%

Total Index Return:									-0.99%
Total ETN Return:									-9.50%

PS-56

Example 7: The Closing Index Level increases by a constant 3.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	7.50% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	103.00	3.0%	1.03	$200.00000	$154.50000	$0.00130	-$0.02192	$45.47678	-9.05%
2	106.09	3.0%	1.03	$181.90712	$140.52325	$0.00118	-$0.01994	$41.36275	-9.05%
3	109.27	3.0%	1.03	$165.45101	$127.81090	$0.00108	-$0.01813	$37.62090	-9.05%
4	112.55	3.0%	1.03	$150.48358	$116.24857	$0.00098	-$0.01649	$34.21754	-9.05%
5	115.93	3.0%	1.03	$136.87018	$105.73221	$0.00089	-$0.01500	$31.12208	-9.05%
6	119.41	3.0%	1.03	$124.48830	$96.16721	$0.00081	-$0.01364	$28.30664	-9.05%
7	122.99	3.0%	1.03	$113.22655	$87.46751	$0.00074	-$0.01241	$25.74589	-9.05%
8	126.68	3.0%	1.03	$102.98358	$79.55481	$0.00067	-$0.01129	$23.41681	-9.05%
9	130.48	3.0%	1.03	$93.66723	$72.35794	$0.00061	-$0.01026	$21.29842	-9.05%
10	134.39	3.0%	1.03	$85.19368	$65.81212	$0.00055	-$0.00934	$19.37167	-9.05%
11	138.42	3.0%	1.03	$77.48669	$59.85847	$0.00050	-$0.00849	$17.61923	-9.05%
12	142.58	3.0%	1.03	$70.47690	$54.44341	$0.00046	-$0.00772	$16.02531	-9.05%
13	146.85	3.0%	1.03	$64.10125	$49.51822	$0.00042	-$0.00702	$14.57559	-9.05%
14	151.26	3.0%	1.03	$58.30237	$45.03858	$0.00038	-$0.00639	$13.25702	-9.05%
15	155.80	3.0%	1.03	$53.02808	$40.96420	$0.00035	-$0.00581	$12.05773	-9.05%
16	160.47	3.0%	1.03	$48.23093	$37.25839	$0.00031	-$0.00529	$10.96694	-9.05%
17	165.28	3.0%	1.03	$43.86775	$33.88784	$0.00029	-$0.00481	$9.97482	-9.05%
18	170.24	3.0%	1.03	$39.89928	$30.82219	$0.00026	-$0.00437	$9.07245	-9.05%
19	175.35	3.0%	1.03	$36.28982	$28.03388	$0.00024	-$0.00398	$8.25172	-9.05%
20	180.61	3.0%	1.03	$33.00688	$25.49782	$0.00021	-$0.00362	$7.50523	-9.05%
21	186.03	3.0%	1.03	$30.02093	$23.19117	$0.00020	-$0.00329	$6.82628	-9.05%
22	191.61	3.0%	1.03	$27.30511	$21.09320	$0.00018	-$0.00299	$6.20874	-9.05%

Total Index Return:									91.61%
Total ETN Return:									-87.58%

PS-57

Example 8: The Closing Index Level decreases by a constant 1.00% per day.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	7.50% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	99.00	-1.0%	0.99	$200.00000	$148.50000	$0.00130	-$0.02192	$51.47678	2.95%
2	98.01	-1.0%	0.99	$205.90712	$152.88604	$0.00134	-$0.02257	$52.99718	2.95%
3	97.03	-1.0%	0.99	$211.98872	$157.40162	$0.00138	-$0.02323	$54.56248	2.95%
4	96.06	-1.0%	0.99	$218.24993	$162.05058	$0.00142	-$0.02392	$56.17402	2.95%
5	95.10	-1.0%	0.99	$224.69608	$166.83684	$0.00146	-$0.02462	$57.83315	2.95%
6	94.15	-1.0%	0.99	$231.33262	$171.76447	$0.00151	-$0.02535	$59.54129	2.95%
7	93.21	-1.0%	0.99	$238.16517	$176.83764	$0.00155	-$0.02610	$61.29988	2.95%
8	92.27	-1.0%	0.99	$245.19952	$182.06065	$0.00160	-$0.02687	$63.11041	2.95%
9	91.35	-1.0%	0.99	$252.44164	$187.43792	$0.00164	-$0.02766	$64.97442	2.95%
10	90.44	-1.0%	0.99	$259.89766	$192.97402	$0.00169	-$0.02848	$66.89348	2.95%
11	89.53	-1.0%	0.99	$267.57390	$198.67362	$0.00174	-$0.02932	$68.86922	2.95%
12	88.64	-1.0%	0.99	$275.47686	$204.54157	$0.00179	-$0.03019	$70.90331	2.95%
13	87.75	-1.0%	0.99	$283.61324	$210.58283	$0.00185	-$0.03108	$72.99748	2.95%
14	86.87	-1.0%	0.99	$291.98993	$216.80252	$0.00190	-$0.03200	$75.15351	2.95%
15	86.01	-1.0%	0.99	$300.61403	$223.20592	$0.00196	-$0.03294	$77.37321	2.95%
16	85.15	-1.0%	0.99	$309.49286	$229.79845	$0.00201	-$0.03392	$79.65848	2.95%
17	84.29	-1.0%	0.99	$318.63392	$236.58568	$0.00207	-$0.03492	$82.01124	2.95%
18	83.45	-1.0%	0.99	$328.04497	$243.57339	$0.00213	-$0.03595	$84.43349	2.95%
19	82.62	-1.0%	0.99	$337.73398	$250.76748	$0.00220	-$0.03701	$86.92729	2.95%
20	81.79	-1.0%	0.99	$347.70916	$258.17405	$0.00226	-$0.03811	$89.49474	2.95%
21	80.97	-1.0%	0.99	$357.97896	$265.79938	$0.00233	-$0.03923	$92.13802	2.95%
22	80.16	-1.0%	0.99	$368.55209	$273.64993	$0.00240	-$0.04039	$94.85938	2.95%

Total Index Return:									-19.84%
Total ETN Return:									89.72%

PS-58

Example 9: The Closing Index Level decreases in a volatile manner.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	7.50% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	89.00	-11.0%	0.89	$200.00000	$133.50000	$0.00130	-$0.02192	$66.47678	32.95%
2	92.56	4.0%	1.04	$265.90712	$207.40756	$0.00173	-$0.02914	$58.46870	-12.05%
3	95.34	3.0%	1.03	$233.87479	$180.66827	$0.00152	-$0.02563	$53.17936	-9.05%
4	103.92	9.0%	1.09	$212.71745	$173.89651	$0.00138	-$0.02331	$38.79624	-27.05%
5	109.11	5.0%	1.05	$155.18495	$122.20815	$0.00101	-$0.01701	$32.95879	-15.05%
6	121.12	11.0%	1.11	$131.83515	$109.75276	$0.00086	-$0.01445	$22.06708	-33.05%
7	128.38	6.0%	1.06	$88.26833	$70.17332	$0.00057	-$0.00967	$18.08476	-18.05%
8	134.80	5.0%	1.05	$72.33904	$56.96699	$0.00047	-$0.00793	$15.36365	-15.05%
9	161.76	20.0%	1.20	$61.45459	$55.30913	$0.00040	-$0.00673	$6.13832	-60.05%
10	127.79	-21.0%	0.79	$24.55330	$14.54783	$0.00016	-$0.00269	$10.00262	62.95%
11	122.68	-4.0%	0.96	$40.01047	$28.80754	$0.00026	-$0.00438	$11.19829	11.95%
12	131.27	7.0%	1.07	$44.79315	$35.94650	$0.00029	-$0.00491	$8.84145	-21.05%
13	154.90	18.0%	1.18	$35.36579	$31.29872	$0.00023	-$0.00388	$4.06296	-54.05%
14	165.74	7.0%	1.07	$16.25184	$13.04210	$0.00011	-$0.00178	$3.20785	-21.05%
15	159.11	-4.0%	0.96	$12.83140	$9.23861	$0.00008	-$0.00141	$3.59130	11.95%
16	120.92	-24.0%	0.76	$14.36521	$8.18817	$0.00009	-$0.00157	$6.17537	71.95%
17	106.41	-12.0%	0.88	$24.70150	$16.30299	$0.00016	-$0.00271	$8.39564	35.95%
18	92.58	-13.0%	0.87	$33.58257	$21.91263	$0.00022	-$0.00368	$11.66604	38.95%
19	82.39	-11.0%	0.89	$46.66417	$31.14834	$0.00030	-$0.00511	$15.51042	32.95%
20	76.63	-7.0%	0.93	$62.04168	$43.27407	$0.00040	-$0.00680	$18.76041	20.95%
21	70.50	-8.0%	0.92	$75.04162	$51.77872	$0.00049	-$0.00822	$23.25419	23.95%
22	80.37	14.0%	1.14	$93.01676	$79.52933	$0.00061	-$0.01019	$13.47663	-42.05%

Total Index Return:									-19.63%
Total ETN Return									-73.05%

PS-59

Example 10: The Closing Index Level increases and decreases in a volatile manner, ending at the same level.

Assumptions
Fee Rate:	0.95% per annum
Daily Leverage Factor:	3
Daily Deposit Factor:	4
Interest Rate:	3.50% per annum
Spread:	7.50% per annum
Principal Amount:	$50.00

Day	Closing Index Level	Daily Index Performance	Index Performance Factor	Deposit Amount	Short Index Amount	Daily Investor Fee	Daily Interest	Closing Indicative Value	Daily ETN Return
A	B	C	D	E	F	G	H	I	J
			Current Closing Index Level / Previous Closing Index Level	Previous Closing Indicative Value * Daily Deposit Factor	Previous Closing Indicative Value * Daily Leverage Factor * D	Previous Closing Indicative Value * Fee Rate * (number of calendar days in Accrual Period/365)	E * (Interest Rate –Spread) * (number of calendar days in Accrual Period/365)	(E – F – G) + H	(Current Closing Indicative Value - Previous Closing Indicative Value)/ Previous Closing Indicative Value
0	100.00							$50.00
1	102.00	2.0%	1.02	$200.00000	$153.00000	$0.00130	-$0.02192	$46.97678	-6.05%
2	105.06	3.0%	1.03	$187.90712	$145.15825	$0.00122	-$0.02059	$42.72706	-9.05%
3	109.26	4.0%	1.04	$170.90822	$133.30841	$0.00111	-$0.01873	$37.57997	-12.05%
4	98.34	-10.0%	0.90	$150.31987	$101.46591	$0.00098	-$0.01647	$48.83651	29.95%
5	100.30	2.0%	1.02	$195.34602	$149.43971	$0.00127	-$0.02141	$45.88364	-6.05%
6	103.31	3.0%	1.03	$183.53455	$141.78044	$0.00119	-$0.02011	$41.73280	-9.05%
7	92.98	-10.0%	0.90	$166.93121	$112.67856	$0.00109	-$0.01829	$54.23326	29.95%
8	94.84	2.0%	1.02	$216.93305	$165.95378	$0.00141	-$0.02377	$50.95408	-6.05%
9	96.74	2.0%	1.02	$203.81632	$155.91949	$0.00133	-$0.02234	$47.87317	-6.05%
10	87.06	-10.0%	0.90	$191.49270	$129.25757	$0.00125	-$0.02099	$62.21289	29.95%
11	88.80	2.0%	1.02	$248.85158	$190.37146	$0.00162	-$0.02727	$58.45123	-6.05%
12	90.58	2.0%	1.02	$233.80492	$178.86076	$0.00152	-$0.02562	$54.91701	-6.05%
13	81.52	-10.0%	0.90	$219.66805	$148.27593	$0.00143	-$0.02407	$71.36661	29.95%
14	83.15	2.0%	1.02	$285.46646	$218.38184	$0.00186	-$0.03128	$67.05148	-6.05%
15	84.82	2.0%	1.02	$268.20590	$205.17752	$0.00175	-$0.02939	$62.99725	-6.05%
16	76.33	-10.0%	0.90	$251.98900	$170.09257	$0.00164	-$0.02762	$81.86717	29.95%
17	77.86	2.0%	1.02	$327.46868	$250.51354	$0.00213	-$0.03589	$76.91712	-6.05%
18	79.42	2.0%	1.02	$307.66849	$235.36639	$0.00200	-$0.03372	$72.26638	-6.05%
19	81.01	2.0%	1.02	$289.06550	$221.13511	$0.00188	-$0.03168	$67.89683	-6.05%
20	89.11	10.0%	1.10	$271.58733	$224.05955	$0.00177	-$0.02976	$47.49625	-30.05%
21	90.89	2.0%	1.02	$189.98501	$145.33853	$0.00124	-$0.02082	$44.62442	-6.05%
22	99.98	10.0%	1.10	$178.49769	$147.26059	$0.00116	-$0.01956	$31.21637	-30.05%

Total Index Return:									-0.02%
Total ETN Return									-37.57%

PS-60

Table 1: Expected return on the ETNs over one year of Index performance, without giving effect to the Daily Investor Fee and the Daily Interest, and assuming a constant daily leverage to the inverse performance of the Index and volatility over time.

Table 1 illustrates the effect of two factors that affect the ETNs’ performance: Index volatility and Index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of the Index and is calculated as the standard deviation of the natural logarithms of the Index Performance Factor (calculated daily), multiplied by the square root of the number of Index Business Days per year (assumed to be 252). Table 1 shows estimated ETN returns for a number of combinations of Index volatility and Index return over a one-year period. To isolate the impact of daily leveraged inverse exposure, the table assumes no Daily Investor Fees, a Daily Interest of 0% and that the volatility of the Index remains constant over time. If these assumptions were different, the ETNs’ performance would be different than that shown. If the effect of the Daily Investor Fee and the Daily Interest were included, the ETNs’ performance would be different than shown.

Because the return on the ETNs is linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, the ETNs might be incorrectly expected to achieve a 30% return on a yearly basis if the Index return was -10%, absent the effects of compounding. However, as Table 1 shows, with an Index return of -10% and an Index volatility of 40%, and given the assumptions listed above, the ETNs would return -47.48%. In Table 1, shaded areas represent those scenarios where the ETNs will outperform (i.e., return more than) the inverse Index performance times 3.0 leverage; conversely, areas not shaded represent those scenarios where the ETNs will underperform (i.e., return less than) the inverse Index performance times 3.0 leverage.

This table highlights the impact of leverage and compounding on the payment at maturity under different circumstances. Many other factors will affect the value of the ETNs, and these figures are provided for illustration only. This table should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the ETNs. Because the Closing Indicative Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the ETNs, and the performance of the Index, the Closing Indicative Value is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in this table have been rounded for convenience.

PS-61

Index Volatility
One Year Index Performance	Three Times (3×) One Year inverse Index Performance	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-75%	225%	6204.72%	5927.29%	5491.78%	4934.42%	4298.65%	3629.59%	2968.83%	2350.51%	1798.94%	1328.03%	942.16%	638.08%	407.28%	238.34%
-70%	210%	3548.56%	3388.02%	3135.98%	2813.44%	2445.52%	2058.33%	1675.95%	1318.12%	998.93%	726.41%	503.10%	327.13%	193.56%	95.80%
-65%	195%	2197.64%	2096.54%	1937.82%	1734.70%	1503.01%	1259.18%	1018.38%	793.04%	592.04%	420.42%	279.80%	168.98%	84.87%	23.30%
-60%	180%	1439.24%	1371.51%	1265.18%	1129.11%	973.89%	810.54%	649.23%	498.27%	363.61%	248.64%	154.43%	80.20%	23.85%	-17.40%
-55%	165%	981.06%	933.49%	858.81%	763.24%	654.23%	539.50%	426.21%	320.18%	225.61%	144.86%	78.70%	26.56%	-13.02%	-41.99%
-50%	150%	688.09%	653.41%	598.97%	529.30%	449.83%	366.20%	283.60%	206.31%	137.37%	78.50%	30.27%	-7.74%	-36.59%	-57.71%
-45%	135%	492.10%	466.05%	425.15%	372.80%	313.10%	250.26%	188.21%	130.14%	78.34%	34.11%	-2.13%	-30.68%	-52.36%	-68.22%
-40%	120%	356.07%	336.00%	304.50%	264.18%	218.19%	169.79%	121.99%	77.27%	37.37%	3.30%	-24.61%	-46.61%	-63.30%	-75.53%
-35%	105%	258.71%	242.93%	218.15%	186.44%	150.26%	112.20%	74.60%	39.42%	8.04%	-18.75%	-40.71%	-58.01%	-71.14%	-80.75%
-30%	90%	187.20%	174.57%	154.73%	129.34%	100.38%	69.90%	39.80%	11.63%	-13.50%	-34.95%	-52.53%	-66.38%	-76.89%	-84.59%
-25%	75%	133.51%	123.23%	107.10%	86.46%	62.91%	38.13%	13.66%	-9.24%	-29.67%	-47.11%	-61.40%	-72.66%	-81.21%	-87.47%
-20%	60%	92.40%	83.94%	70.65%	53.64%	34.24%	13.82%	-6.35%	-25.22%	-42.05%	-56.42%	-68.20%	-77.48%	-84.52%	-89.67%
-15%	45%	60.41%	53.35%	42.27%	28.09%	11.91%	-5.11%	-21.92%	-37.65%	-51.69%	-63.67%	-73.48%	-81.22%	-87.09%	-91.39%
-10%	30%	35.13%	29.19%	19.85%	7.91%	-5.72%	-20.06%	-34.22%	-47.48%	-59.30%	-69.39%	-77.66%	-84.18%	-89.13%	-92.75%
-5%	15%	14.90%	9.84%	1.91%	-8.25%	-19.84%	-32.03%	-44.07%	-55.34%	-65.39%	-73.98%	-81.01%	-86.55%	-90.76%	-93.83%
0%	0%	-1.49%	-5.82%	-12.63%	-21.34%	-31.27%	-41.73%	-52.05%	-61.71%	-70.33%	-77.69%	-83.72%	-88.47%	-92.07%	-94.71%
5%	-15%	-14.90%	-18.65%	-24.53%	-32.05%	-40.63%	-49.66%	-58.58%	-66.92%	-74.37%	-80.73%	-85.93%	-90.04%	-93.15%	-95.43%
10%	-30%	-25.99%	-29.24%	-34.36%	-40.90%	-48.36%	-56.22%	-63.97%	-71.23%	-77.71%	-83.24%	-87.77%	-91.34%	-94.04%	-96.03%
15%	-45%	-35.23%	-38.08%	-42.55%	-48.28%	-54.81%	-61.68%	-68.47%	-74.82%	-80.49%	-85.33%	-89.29%	-92.42%	-94.79%	-96.52%
20%	-60%	-42.99%	-45.50%	-49.44%	-54.48%	-60.23%	-66.28%	-72.25%	-77.84%	-82.83%	-87.09%	-90.58%	-93.33%	-95.41%	-96.94%
25%	-75%	-49.56%	-51.78%	-55.27%	-59.72%	-64.81%	-70.16%	-75.45%	-80.40%	-84.81%	-88.58%	-91.66%	-94.10%	-95.94%	-97.29%
30%	-90%	-55.16%	-57.13%	-60.23%	-64.20%	-68.72%	-73.48%	-78.17%	-82.57%	-86.49%	-89.84%	-92.59%	-94.75%	-96.39%	-97.59%
35%	-105%	-59.96%	-61.72%	-64.49%	-68.03%	-72.07%	-76.31%	-80.51%	-84.44%	-87.94%	-90.93%	-93.38%	-95.31%	-96.78%	-97.85%
40%	-120%	-64.10%	-65.68%	-68.16%	-71.33%	-74.95%	-78.76%	-82.53%	-86.05%	-89.19%	-91.87%	-94.07%	-95.80%	-97.11%	-98.07%
45%	-135%	-67.69%	-69.11%	-71.34%	-74.20%	-77.46%	-80.88%	-84.27%	-87.44%	-90.27%	-92.68%	-94.66%	-96.22%	-97.40%	-98.27%
50%	-150%	-70.81%	-72.10%	-74.11%	-76.69%	-79.64%	-82.73%	-85.79%	-88.66%	-91.21%	-93.39%	-95.18%	-96.58%	-97.65%	-98.43%
55%	-165%	-73.55%	-74.71%	-76.54%	-78.88%	-81.54%	-84.35%	-87.12%	-89.72%	-92.03%	-94.01%	-95.63%	-96.90%	-97.87%	-98.58%
60%	-180%	-75.95%	-77.01%	-78.67%	-80.80%	-83.22%	-85.77%	-88.29%	-90.65%	-92.76%	-94.55%	-96.02%	-97.18%	-98.06%	-98.71%
65%	-195%	-78.07%	-79.04%	-80.55%	-82.49%	-84.70%	-87.03%	-89.33%	-91.48%	-93.39%	-95.03%	-96.38%	-97.43%	-98.24%	-98.82%
70%	-210%	-79.95%	-80.83%	-82.22%	-83.99%	-86.01%	-88.14%	-90.24%	-92.21%	-93.96%	-95.46%	-96.69%	-97.65%	-98.39%	-98.92%
75%	-225%	-81.62%	-82.43%	-83.70%	-85.32%	-87.18%	-89.13%	-91.05%	-92.86%	-94.46%	-95.84%	-96.96%	-97.85%	-98.52%	-99.01%

Numbers in red font highlight scenarios where the ETNs are expected to perform negatively. Shaded areas represent those scenarios where the ETNs will outperform (i.e., return more than) the inverse Index performance times the Daily Leverage Factor; conversely, areas not shaded represent those scenarios where the ETNs will underperform (i.e., return less than) the inverse Index performance times the Daily Leverage Factor. Please note that the table above is not a representation as to the actual return on the ETNs , which may be materially different than the scenarios shown above, as a result of a variety of factors, including the decay effects described above, as well as the Daily Investor Fee and Daily Interest.

PS-62

Illustrations of the “Decay” Effect on the ETNs

The daily resetting of the ETNs’ leveraged exposure to the inverse performance of the Index is expected to cause the ETNs to experience a “decay” effect, which worsens over time and increases as the volatility of the Index increases. The decay effect refers to the tendency of the ETNs to lose value over time, regardless of the performance of the Index. The decay effect occurs any time the Index moves in a direction on one day that is different from the direction it moved on the prior day. If the level of the Index decreases one day and increases the next, the resetting of the leveraged inverse exposure based on the lower Index value after the first day means that a greater amount of ETN value is exposed to the increase on the next day than if the leveraged inverse exposure had not been reset; and if the level of the Index increases one day and decreases the next, the resetting of the leveraged inverse exposure based on the higher Index value after the first day means that a smaller amount of ETN value is exposed to the decrease on the next day. One consequence of this daily resetting of leverage is that, if the Index moves in one direction from Day 0 to Day 1 and then returns to its Day 0 level on Day 2, the Closing Indicative Value of the ETNs will be lower on Day 2 than it was on Day 0, even though the Closing Index Level is the same on Day 2 as it was on Day 0. As a result of this decay effect, it is extremely likely that the value of the ETNs will decline to near zero (absent reverse splits) by the Maturity Date, and likely significantly sooner. Accordingly, the ETNs are not suitable for intermediate- or long-term investment, as any intermediate-or long-term investment is very likely to sustain significant losses, even if the level of the Index decreases over the relevant time period. Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on the performance of the ETNs, even over a period as short as two days. The ETNs are not intended to be “buy and hold” investments. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period.

The examples below are designed to illustrate the decay effect on the Closing Indicative Value of the ETNs over a short period of time. To isolate the decay effect, the examples below disregard the effects of the Daily Investor Fee and the Daily Interest. If the Daily Investor Fee and any negative Daily Interest were also taken into account, then the hypothetical Closing Indicative Values below would be even lower.

Each of the examples below illustrates hypothetical daily fluctuations in the Closing Index Level over a period of 10 days. By showing changes over 10 days, we are not suggesting that 10 days is an appropriate period of time to hold the ETNs. Rather, we are showing changes over 10 days to illustrate how the decay effect increases over a number of days, and to illustrate the risks of holding the ETNs for more than one day. As described elsewhere in this pricing supplement, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks.

In each of the examples below, the Closing Index Level is the same at the end of the hypothetical 10 day period as it was at the beginning of the period. We are showing examples on this basis to illustrate how the decay effect has an impact on the Closing Indicative Value of the ETNs that is independent from the directional performance of the Index. If the Index were to move in an adverse direction (i.e., higher in the case of the ETNs) over the relevant time period, the Closing Indicative Values would be lower than in the examples illustrated below.

PS-63

The examples below are based on a hypothetical Closing Index Level of 100 and a hypothetical Closing Indicative Value of $100 at the beginning of the hypothetical 10 day period. The examples assume that each calendar day is a Leverage Reset Day.

Example 1. The Closing Index Level fluctuates by 1% per day.

In this example, the Index fluctuates by 1% per day (as a percentage of the initial level) over a 10 day period.

Day	Closing Index Level	% Change of Index Level from Day 0	Closing Indicative Value ($)	% Change of Closing Indicative Value from Day 0
0	100.00		100.00
1	101.00	1.00%	97.00	-3.00%
2	100.00	0.00%	99.88	-0.12%
3	99.00	-1.00%	102.88	2.88%
4	100.00	0.00%	99.76	-0.24%
5	101.00	1.00%	96.77	-3.23%
6	100.00	0.00%	99.64	-0.36%
7	99.00	-1.00%	102.63	2.63%
8	100.00	0.00%	99.52	-0.48%
9	101.00	1.00%	96.54	-3.46%
10	100.00	0.00%	99.40	-0.60%

In this example, although the Closing Index Level fluctuated within a narrow range around the initial level and concluded the hypothetical 10 day period at the same level at which it started, the Closing Indicative Value of the ETNs experienced a decay of -0.60% (before giving effect to the Daily Investor Fee and the Daily Interest).

PS-64

Example 2. The Closing Index Level fluctuates by 5% per day.

In this example, the Index fluctuates by 5% per day (as a percentage of the initial level) over a 10 day period.

Day	Closing Index Level	% Change of Index Level from Day 0	Closing Indicative Value ($)	% Change of Closing Indicative Value from Day 0
0	100.00		100.00
1	105.00	5.00%	85.00	-15.00%
2	100.00	0.00%	97.14	-2.86%
3	95.00	-5.00%	111.71	11.71%
4	100.00	0.00%	94.08	-5.92%
5	105.00	5.00%	79.96	-20.04%
6	100.00	0.00%	91.39	-8.61%
7	95.00	-5.00%	105.10	5.10%
8	100.00	0.00%	88.50	-11.50%
9	105.00	5.00%	75.23	-24.77%
10	100.00	0.00%	85.97	-14.03%

In this example, although the Closing Index Level fluctuated around the initial level and concluded the hypothetical 10 day period at the same level at which it started, the Closing Indicative Value of the ETNs experienced a decay of -14.03% (before giving effect to the Daily Investor Fee and the Daily Interest).

PS-65

Example 3. The Closing Index Level fluctuates by 12% per day.

In this example, the Index fluctuates by 12% per day (as a percentage of the initial level) over a 10 day period.

Day	Closing Index Level	% Change of Index Level from Day 0	Closing Indicative Value ($)	% Change of Closing Indicative Value from Day 0
0	100.00		100.00
1	112.00	12.00%	64.00	-36.00%
2	100.00	0.00%	84.57	-15.43%
3	88.00	-12.00%	115.02	15.02%
4	100.00	0.00%	67.96	-32.04%
5	112.00	12.00%	43.50	-56.50%
6	100.00	0.00%	57.48	-42.52%
7	88.00	-12.00%	78.17	-21.83%
8	100.00	0.00%	46.19	-53.81%
9	112.00	12.00%	29.56	-70.44%
10	100.00	0.00%	39.07	-60.93%

In this example, although the Closing Index Level fluctuated around the initial level and concluded the hypothetical 10 day period at the same level at which it started, the Closing Indicative Value of the ETNs experienced a decay of -60.93% (before giving effect to the Daily Investor Fee and the Daily Interest).

In this example, the greater magnitude of the daily changes in the Closing Index Level as compared to both of the prior examples results in significantly greater decay, with a decay of -60.93%. The Closing Indicative Value experienced this significant decay even though the Closing Index Level concluded the hypothetical 10 day period at the same level at which it started. As this example illustrates, the greater the daily fluctuations in the Closing Index Level (i.e., the greater the volatility), the greater the decay.

* * *

In each example, there is no change in the Closing Index Level from Day 0 to Day 10, in order to isolate the decay effect from other factors that affect the Closing Indicative Value. If the level of the Index increases over the same time period, that adverse Index movement would have caused the Closing Indicative Value to be even lower. For example, on Day 9 of Example 3 above, the level of the Index was 12% higher than it was on Day 0, and the Closing Indicative Value was 70.44% lower on that day than it was on Day 0, for a loss that is greater than 3 times the increase of the Index from Day 0 to Day 9.

The above examples illustrate the following important points about the decay effect over any holding period of more than one day:

PS-66

The decay effect worsens over time. In each of the examples above, the Closing Index Level returns to the original level of 100 on multiple days during the 10 day period. Each time the level returns to 100, the Closing Indicative Value is lower than it was on any earlier date on which the Closing Index Level was 100. The same is true for each of the other Closing Index Levels shown in the examples above.

Although the decay effect worsens over time, it can have a meaningful effect even over a period as short as two days. In Example 3 above, the Closing Index Level falls from 100 to 88 from Day 2 to Day 3 and then returns to 100 on Day 4. Although the Closing Index Level is the same on Day 4 as it was on Day 2, the Closing Indicative Value of the ETNs on Day 4 was lower, and in the case of Example 3, significantly lower, than it was on Day 2.

The decay effect worsens as volatility increases. Volatility refers to the average magnitude of daily fluctuations in the Closing Index Level over any period of time. The daily fluctuations in Example 2 are significantly larger than they are in Example 1, and the daily fluctuations in Example 3 are significantly larger than they are in Example 2. As a result, the decline in the Closing Indicative Value in Example 2 is significantly greater than it is in Example 1, and the decline in the Closing Indicative Value in Example 3 is significantly greater than it is in Example 2.

The daily compounding of returns will adversely affect the Closing Indicative Value of the ETNs any time the Closing Index Level moves in a different direction on one day than it did on the prior day. If the Closing Index Level increases from Day 0 to Day 1 and then decreases by the same amount from Day 1 to Day 2, or if the Closing Index Level decreases from Day 0 to Day 1 and then increases by the same amount from Day 1 to Day 2, the Closing Indicative Value on Day 2 will be lower than it was on Day 0, even though the Closing Index Level on Day 2 is the same as it was on Day 0.

The 3-to-1 leverage ratio to the inverse performance of the Index does not hold for any period longer than one day. In Example 3 above, the 70.44% loss reflected in the Closing Indicative Value from Day 0 to Day 9 was approximately 5.87 times greater than the 12% increase in the Closing Index Level over the same period.

In fact, the Closing Indicative Value of the ETNs may decline significantly over any given time period even if the Closing Index Level from the beginning to the end of that time period decreases. For example, in Example 3 above, the Closing Index Level has decreased by 12% from Day 0 to Day 7, but the Closing Indicative Value was 21.83% lower on Day 7 than it was on Day 0.

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INTRADAY VALUE OF THE INDEX AND THE ETNS

Intraday Index Values

Each Index Business Day, the Index Sponsor publishes the intraday Index value during normal trading hours on Bloomberg under the ticker symbol “VLQDF<Index>.”

The Index Sponsor and its affiliates do not guarantee the correctness or completeness of the intraday Index value or other information furnished in connection with the ETNs or the calculation of the Index. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by Bank of Montreal, holders of the ETNs, or any other person or entity from the use of the intraday Index value or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday Index value or any data included therein. The Index Sponsor, its employees, subcontractors, agents, third-party suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday Index value or the ETNs, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the intraday Index value from whatever cause. The Index Sponsor is not responsible for the use of the Index or the ETNs, the accuracy and adequacy of the Index or information used by any user of the Index or the ETNs and the resultant output thereof.

The intraday calculation of the level of the Index is published by the Index Sponsor for reference purposes only. Published calculations of the level of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the ETNs in the secondary market. The intraday level of the Index published every 15 seconds will be based on the intraday prices of the Reference Fund.

Intraday Indicative Values

The Intraday Indicative Value of the ETNs is calculated and published by ICE Data Indices, LLC or a successor every 15 seconds during Cboe BZX’s regular trading hours, which are currently from 9:30 a.m. to 4:00 p.m., Eastern time, on each Index Business Day and is meant to approximate the intrinsic value of the ETNs at that time. Accordingly, the Intraday Indicative Value is calculated using the same formula as the Closing Indicative Value, except that the Index Performance Factor is calculated using the most recent intraday level of the Index at the particular time instead of using the Closing Index Level on the date of determination. The Intraday Indicative Value for the ETNs will be published every 15 seconds to the Consolidated Tape and ICE Data Global Index Feed, and will be available on Bloomberg under the ticker symbol indicated herein. The actual trading price of the ETNs may vary significantly from their Intraday Indicative Value.

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The ETNs are not sponsored, endorsed, sold or marketed by ICE Data Indices, LLC, its affiliates (“ICE Data”) or their respective Third Party Suppliers. ICE DATA OR ITS THIRD PARTY SUPPLIERS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INTRADAY INDICATIVE VALUES, ETNS OR ANY ETN DATA INCLUDED THEREIN. IN NO EVENT SHALL ICE DATA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, DIRECT, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the Closing Indicative Value on that Exchange Business Day, and on all Exchange Business Days, will be $0 (a total loss of value).

The Intraday Indicative Value uses an intraday level of the Index for its calculation; therefore, a variation in the intraday level of the Index from the previous Index Business Day’s Closing Index Level may cause a significant variation between the Closing Indicative Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s Closing Indicative Value or the price of the ETNs purchased intraday. See “Risk Factors—The ETNs are subject to intraday purchase risk” and “—The leverage of the ETNs is reset daily, and the effective leverage of the ETNs during any given day may be greater than or less than -3.0.” The Intraday Indicative Value may be useful as an approximation of what price an investor in the ETNs would receive if the ETNs were to be redeemed or if they matured, each at the time of measurement. The Intraday Indicative Value may be helpful to an investor in the ETNs when comparing it against the ETNs’ trading price on Cboe BZX and the most recently published level of the Index.

The Intraday Indicative Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your ETNs, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Reference Fund. For this reason and others, the actual trading price of the ETNs may be different from their indicative value. For additional information, please see “Risk Factors—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

The calculation of the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publication of the Intraday Indicative Value of the ETNs by ICE Data may occasionally be subject to delay or postponement. If the intraday Index value is delayed, then the Intraday Indicative Value of the ETNs will also be delayed. The actual trading price of the ETNs may be different from their Intraday Indicative Value.

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The indicative value calculations will have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

If you want to sell your ETNs but are unable to satisfy the Minimum Redemption Amount, you may attempt to sell your ETNs into the secondary market at any time, subject to the risks described under “Risk Factors—Risks Relating to Liquidity and the Secondary Market—There is no assurance that your ETNs will continue to be listed on a securities exchange, and they may not have an active trading market” and “—The value of the ETNs in the secondary market may be influenced by many unpredictable factors.” Also, the price you may receive for the ETNs in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

Neither the Index Sponsor nor any of its affiliates are affiliated with Bank of Montreal or BMOCM and do not approve, endorse, review or recommend Bank of Montreal, BMOCM or the ETNs.

ICE DATA AND ITS AFFILIATES AND SUPPLIERS DO NOT GUARANTEE THE CORRECTNESS OR COMPLETENESS OF THE ETNS, THEIR VALUES OR OTHER INFORMATION FURNISHED IN CONNECTION WITH THE ETNS. ICE DATA AND ITS AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BMOCM, BANK OF MONTREAL, THE HOLDERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ETNS, OR ANY DATE OR VALUES INCLUDED THEREIN OR IN CONNECTION THEREWITH. ICE DATA AND ITS AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE ETNS, OR ANY DATA OR VALUES INCLUDED THEREIN OR IN CONNECTION THEREWITH.

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ADDITIONAL TERMS OF THE ETNS

Calculation Agent

BMOCM will act as the Calculation Agent for each of the ETNs. The Calculation Agent will make all determinations relating to the ETNs, including the Index Performance Factor, the Closing Index Level on any date of determination on which such Closing Index Level is to be determined during the term of the ETNs, the Intraday Indicative Value, the Closing Indicative Value, the Deposit Amount, the Short Index Amount, the Daily Investor Fee, the Daily Interest, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that we call the ETNs. The Calculation Agent will also be responsible for determining whether a Market Disruption Event or an Index Substitution Event has occurred, whether any adjustment to the Index is appropriate and whether to increase the Spread. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the ETNs. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the ETNs, and BMOCM’s determinations as Calculation Agent may adversely affect your return on the ETNs.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holder of the ETNs will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date, as applicable.

All dollar amounts related to determination of the applicable Closing Indicative Value, the Deposit Amount, the Short Index Amount, the Daily Investor Fee, the Daily Interest, the Redemption Amount and Redemption Fee Amount, if any, per ETN, the Call Settlement Amount, if any, per ETN, and the Cash Settlement Amount, if any, per ETN, may be rounded as the Calculation Agent deems appropriate; and all dollar amounts paid on the aggregate principal amount of the ETNs per holder will be rounded to the nearest cent, with one-half cent rounded upward.

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Market Disruption Events

A “Market Disruption Event” with respect to the Index means the occurrence of any of the following events, in each case as determined by the Calculation Agent in its sole discretion:

(a)	a suspension, absence or limitation of trading in the shares of the Reference Fund for more than two hours or during the one hour before the close of trading on the Primary Exchange;

(b)	a suspension, absence or material limitation of trading in option or futures contracts relating to the Reference Fund on any Related Exchange for more than two hours of trading or during the one hour before the close of trading in that market;

(c)	the closure on any Index Business Day of the Primary Exchange or any Related Exchange prior to its scheduled closing time unless the earlier closing time is announced by the Primary Exchange or such Related Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the Primary Exchange or such Related Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Primary Exchange or such Related Exchange, as applicable, system for execution at such actual closing time on that day;

(d)	the Index Sponsor fails to publish the official closing level of the Index on an Index Business Day, or the Calculation Agent reasonably determines that the published level of the Index on such Index Business Day is or may be inaccurate; or

(e)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

For this purpose, an “absence of trading” in the shares of the Reference Fund on the Primary Exchange or in option or futures contracts relating to the Reference Fund on any Related Exchange will not include any time when the Primary Exchange or such Related Exchange, as applicable, is itself closed for trading under ordinary circumstances.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a Market Disruption Event if the Calculation Agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” below.

Index Substitution Events

If the Calculation Agent determines that an Index Substitution Event has occurred, the Calculation Agent may, but is not required to, in its sole discretion, select a successor or substitute index that the Calculation Agent determines to be comparable to the Index (a “successor index”).

An “Index Substitution Event” means the Calculation Agent determines, in its sole discretion, that any of the following events has occurred and that such event warrants the selection of a successor index or the use of an alternative computation methodology:

(i)	the Index Sponsor discontinues publication of the Index;

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(ii)	we are unable to obtain or maintain a license to use the Index in connection with the ETNs;

(iii)	the Index Sponsor has made a material change to the Index that renders it inappropriate or undesirable to link the ETNs to the Index (including, but not limited to, a change to the Reference Fund tracked by the Index or the methodology of the Index);

(iv)	the Index Sponsor has made a change to the Index that causes, or is reasonably expected to cause, the ETNs to fail to satisfy applicable exchange listing requirements;

(v)	the Index Sponsor or other applicable entity calculates the level of the Index incorrectly;

(vi)	the Reference Fund is liquidated, discontinued, delisted, terminated, or otherwise ceases to exist;

(vii)	the Reference Fund Sponsor has made a material change to the Reference Fund that renders it inappropriate or undesirable for the Index to track the Reference Fund or for the ETNs to provide exposure to the Index, including, but not limited to, a material change to the investment objective, strategy, underlying index, holdings or policies of the Reference Fund;

(viii)	whether due to the principal amount of the ETNs outstanding, the liquidity of the shares of the Reference Fund and/or any other relevant factors, the trading of the ETNs or our hedging activities relating to the ETNs may have a significant impact on the market price and/or liquidity of the shares of the Reference Fund.

If the Calculation Agent determines that an Index Substitution Event has occurred and selects a successor index, that successor index will be used as a substitute for the Index for all purposes, and the Calculation Agent may in its sole discretion adjust any variable described in this pricing supplement, including but not limited to, any level (including but not limited to the intraday level of the Index, Closing Index Level, any level derived from the intraday level of the Index or Closing Index Level or any other relevant level on any date of determination) or any combination thereof or any other variable described in this pricing supplement. The Calculation Agent will make any such adjustment with a view to offsetting, to the extent practical, any difference in the relative levels of the original Index and the successor index at the time the original Index is replaced by the successor index.

If the Calculation Agent determines that an Index Substitution Event has occurred and does not select a successor index, the Calculation Agent may determine the level of the Index and thus the Closing Indicative Value, the Intraday Indicative Value, the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by a computation methodology that the Calculation Agent determines to be appropriate under the circumstances, including, if practicable, a methodology that will as closely as reasonably possible replicate the Index.

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Notwithstanding these alternative arrangements, an Index Substitution Event may adversely affect the value of the ETNs.

Adjustments to the Index

If the Calculation Agent determines that the Index, the Reference Fund or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Reference Fund or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the applicable methodology, then the Calculation Agent will be permitted (but not required) to make such adjustments to the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Index Level used to determine the Closing Indicative Value, the Intraday Indicative Value, the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, is equitable.

Consequences of a Market Disruption Event; Postponement of an Averaging Date

To the extent a Market Disruption Event has occurred or is continuing on an Averaging Date (as defined below), the Closing Indicative Value for such Averaging Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Closing Indicative Value being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Closing Indicative Values on the Index Business Days during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, the Calculation Agent or one of its affiliates, as the case may be, will apply the Closing Indicative Value for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, respectively, is based on the arithmetic mean of the Closing Indicative Values on June 23, June 24, June 25, June 26 and June 27, and there is a Market Disruption Event on June 23, but no other Market Disruption Event during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, then the Closing Indicative Value on June 24, will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Closing Indicative Values on June 24, June 24, June 25, June 26 and June 27.

In no event, however, will any postponement under the two immediately preceding paragraphs result in the final Averaging Date occurring more than eight scheduled Index Business Days following the day originally scheduled to be such final Averaging Date. If the eighth scheduled Index Business Day following the day originally scheduled to be the final Averaging Date is not an Index Business Day or a Market Disruption Event has occurred or is continuing on such eighth scheduled Index Business Day, the Calculation Agent or one of its affiliates will determine the Closing Index Level to be used in the calculation of the Closing Indicative Value based on its good faith estimate of the Closing Index Level that would have prevailed on such eighth scheduled Index Business Day but for such Market Disruption Event.

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An “Averaging Date” means each Index Business Day during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, subject to adjustment as described in this pricing supplement.

Postponement of a Payment Date

If any scheduled Payment Date (as defined below) is not a Business Day, the payment (if any) required to be made on the ETNs on such Payment Date will be made on the next succeeding Business Day. If the final Averaging Date during the Final Measurement Period, Call Measurement Period or Redemption Measurement Period, as applicable, is postponed, the relevant Payment Date will be the Business Day that follows such final Averaging Date by a number of Business Days equal to the number of Business Days between the originally scheduled final Averaging Date and the originally scheduled Payment Date.

 If any Payment Date is postponed due to a non-Business Day, a Market Disruption Event on the related final Averaging Date, or otherwise, the payment, if any, due on that Payment Date will be made on that Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Payment Date, that is, with no additional amount accruing or payable as a result of the postponement.

For purposes of this section, a “Payment Date” means the Maturity Date, any Redemption Date, and any Call Settlement Date.

Events of Default and Acceleration

Under the heading “Description of Debt Securities—Modification and Waiver of the Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the ETNs.

Payment upon an Event of Default

In case an event of default with respect to any of the ETNs shall have occurred and be continuing, the amount declared due and payable per ETN upon any acceleration of the ETNs will be determined by the Calculation Agent and will be an amount in cash equal to the Cash Settlement Amount, calculated as if the date of acceleration were the Calculation Date.

If the maturity of the ETNs is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the ETNs as promptly as possible and in no event later than two Business Days after the date of acceleration.

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Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Modification and Waiver of the Debt Securities—Defeasance” are not applicable to the ETNs.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity or call, or upon early redemption, will be made to accounts designated by you in writing and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Clearance and Settlement

The DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

Split or Reverse Split of the ETNs

We or the Calculation Agent may initiate a split or reverse split of any issuance of the ETNs on any Index Business Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion, acting in good faith. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of the ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Index Business Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of the ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

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USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of each of the ETNs will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under those ETNs.

We expect to enter into transactions to hedge our obligations under the ETNs. Such transactions may involve purchases or sales of the Reference Fund, the securities held by the Reference Fund or financial instruments linked to the Index, the Reference Fund and/or the securities held by the Reference Fund prior to or on the applicable Initial Issue Date. In addition, from time to time after we issue any ETNs, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of or otherwise repurchase long or short positions in the Reference Fund or some or all of the securities held by the Reference Fund;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the Reference Fund or some or all of the securities held by the Reference Fund;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of the Index or other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to the ETNs from time to time and may, in our sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the last Index Business Day in the applicable Final Measurement Period or Call Measurement Period. That step may involve sales or purchases of the Reference Fund, the securities held by the Reference Fund, listed or over-the-counter options or futures on the Reference Fund or the securities held by the Reference Fund or listed or over-the-counter options, futures, or other instruments linked to the level of the Index, as well as other instruments designed to track the performance of that Index.

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While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the level of the Index, which could adversely affect your payment at maturity, call or upon early redemption. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the ETNs declines. See “Risk Factors—Risks Relating to the ETNs Generally—We or our affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the ETNs directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Index, the Reference Fund or one or more of the securities held by the Reference Fund. No noteholder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

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THE INDEX

We obtained all information contained in this pricing supplement regarding the Index, including, without limitation, its composition, method of calculation, and maintenance, from publicly available information. That information reflects the policies of, and is subject to change by, VettaFi, the Index Sponsor. The Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Index in connection with the offer and sale of the ETNs.

In addition, information about the Index may be obtained from other sources including, but not limited to, the Index Sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Index is accurate or complete.

The Index is calculated and published by VettaFi and is reported by Bloomberg under the ticker symbol “VLQDF.”

General

The Index is a total return index that tracks the performance of the iShares® iBoxx $ Investment Grade Corporate Bond ETF (the “Reference Fund”). The Index is designed to provide exposure to U.S. dollar-denominated investment-grade corporate debt through a single fund-tracking vehicle.

The Reference Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before expenses, of the iBoxx USD Liquid Investment Grade Index (the “Target Index”), a market-value weighted index, subject to a 3% cap on each issuer, designed to reflect the performance of U.S. dollar-denominated investment-grade corporate debt. For more information about the Reference Fund and the Target Index, see “—The Reference Fund” and “—The Target Index” below.

The Index was launched on July 13, 2026 with a base index value of 1,000 as of September 30, 2002. The Index has extremely limited actual performance history and does not have sufficient data upon which to evaluate performance over various economic cycles. See “Risk Factors—Risks Relating to the Index—The Index has a limited operating history and may perform in unanticipated ways.”

Index Construction and Universe

The Index universe consists of the iShares® iBoxx $ Investment Grade Corporate Bond ETF. Until further modification by the Index Committee, the iShares® iBoxx $ Investment Grade Corporate Bond ETF is the sole constituent of the Index.

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Rebalancing and Reconstitution

The Index is rebalanced and reconstituted quarterly, at the close of trading on the third Friday of each calendar quarter, or, if such third Friday is a market holiday, at the close of trading on the preceding trading day. The Index consists of a single constituent with a target weight of 100%, which remains fixed between quarterly rebalance and reconstitution dates.

Index Calculation and Dividend Treatment

The Index is calculated using a Laspeyres formula and is based on the official closing price of the Reference Fund on its primary exchange. As a total return index, the Index level reflects the reinvestment of all ordinary cash dividends and distributions paid by the Reference Fund. In accordance with the Index Sponsor’s methodology, these dividend payments are recognized on the day after the stated ex-dividend date and are reinvested in the Index on a proportional basis.

Index Maintenance and Corporate Actions

In addition to the quarterly review, the Index is reviewed by the Index Sponsor on an ongoing basis. Changes in index composition and related weight adjustments may be necessary whenever there are extraordinary events such as liquidations, conversions, delistings, bankruptcies, mergers or takeovers involving the Reference Fund. In these cases, each event will be addressed on its effective date. Whenever possible, these changes will be announced at least two business days prior to their implementation date.

For corporate actions affecting the Reference Fund, including, but not limited to, stock splits and reverse stock splits, the Index Sponsor will apply its Index Maintenance Policy. This may involve adjustments to the Index divisor or the constituent share count to ensure the continuity of the Index level and to prevent artificial price changes from affecting the Index’s performance.

Governance and Expert Judgment

The Index is governed by a VettaFi Index Committee (the “Index Committee”) for the purpose of meeting the goals of the Index. The Index Committee has the authority to make determinations regarding the Index’s composition and calculation. In accordance with the Index Sponsor’s policies, the Index Committee may exercise expert judgment—including decisions not otherwise found in the Index methodology—during periods of market stress, data unavailability, or unexpected exchange closures, provided such actions are taken in the best interest of the Index.

Further information about the maintenance and governance of the Index may be obtained from other sources including, but not limited to, the Index sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Index is accurate or complete.

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License Agreement

Under the terms of a license agreement with the Index Sponsor, the following disclosure is required to be included in this section:

MicroSectorsTM is a registered trademark of REX Shares, LLC. The VettaFi Investment Grade Corporate Bond Fund-Tracking Index is a service mark of VettaFi LLC (“VettaFi”). We have entered into a sub-license agreement with REX Shares, LLC (“REX” or the “Structuring Agent”), in exchange for a fee, which licenses the Index from VettaFi. The license agreement with the Structuring Agent also provides for the use of certain trade names, trademarks and service marks. We have also entered into a services agreement with REX to provide certain services related to product design, content generation and document dissemination, in exchange for a periodic fee.

The ETNs are not sponsored, endorsed, sold or promoted by VettaFi, or its third-party licensors. Neither VettaFi nor its third-party licensors make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or in the ability of the ETNs to track the performance of the Index. VettaFi and its third-party licensors are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the ETNs to be issued or in the determination or calculation of the equation by which the ETNs will be converted into cash. VettaFi has no obligation or liability in connection with the administration, marketing or trading of the ETNs.

Neither VettaFi nor its affiliates or third party licensors guarantee the adequacy, accuracy timeliness and/or the completeness of the Index or any data included therein or any communications, including but not limited to, oral or written communications (including electronic communications) with respect thereto. VettaFi, its affiliates and their third-party licensors shall not be subject to any damages or liability for any errors, omissions, or interruptions therein. VettaFi makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event whatsoever shall VettaFi, its affiliates or their third-party licensors have any liability for any indirect, special, incidental punitive or consequential damages, including but not limited to loss of profits, trading losses, lost time or goodwill, even if they have been advised of the possibility of such damages, whether in contract, tort, strict liability or otherwise.

Hypothetical Back-Tested and Historical Index Information

This section contains historical and hypothetical back-tested information about the performance of the Index. The Index was launched on July 13, 2026. Because the Index did not exist prior to that date, all information included below about the performance of the Index prior to July 13, 2026 is hypothetical and back-tested. The hypothetical back-tested data for the Index was prepared by the Index Sponsor, and we obtained such data from Bloomberg, without independent verification. You should understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance.

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The hypothetical back-tested values have not been verified by an independent third party. Back-tested, hypothetical results have inherent limitations. These back-tested results are achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight. No representation is made that an investment linked to the Index will or is likely to achieve returns similar to those shown. Alternative modelling techniques or assumptions would produce different hypothetical back-tested information that might prove to be more appropriate and that might differ significantly from the hypothetical back-tested information herein. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical back-tested information that forms part of the information. See “Risk Factors—Risks Relating to the Index—Hypothetical back-tested Index performance information is subject to significant limitations.”

The graph below sets forth the back-tested hypothetical daily Closing Index Levels from January 4, 2021 to July 13, 2026 and the actual historical daily Closing Index Levels from July 13, 2026 to August 7, 2026. The Closing Index Level on August 7, 2026 was 2,656.3990. The hypothetical back-tested and historical performance of the Index should not be taken as an indication of the future performance of the Index.

HISTORICAL RESULTS ARE NOT INDICATIVE OF FUTURE RESULTS.

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The Reference Fund

The iShares® iBoxx $ Investment Grade Corporate Bond ETF (the “Reference Fund”) is issued by iShares® Trust (the “Trust”), a registered investment company. The Reference Fund seeks to track the investment results, before fees and expenses, of the iBoxx USD Liquid Investment Grade Index (the “Target Index”), a market-value weighted index, subject to a 3% cap on each issuer, designed to reflect the performance of U.S. dollar-denominated investment-grade corporate debt. BlackRock Fund Advisers serves as the investment adviser to the Reference Fund. We refer to BlackRock Fund Advisers as the “Reference Fund Sponsor.”

The Reference Fund Sponsor is required to file information specified by the Securities and Exchange Commission (the “SEC”) periodically. Information provided to or filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The Reference Fund is listed on the NYSE Arca, Inc. under the ticker symbol “LQD.” For more information about the Target Index, see “—The Target Index” below.

The ETNs are not sponsored, endorsed, sold or promoted by the Reference Fund, the Reference Fund Sponsor or the Trust. The Reference Fund, the Reference Fund Sponsor and the Trust do not make any representations or warranties to the holders of the ETNs or any member of the public regarding the advisability of investing in the ETNs. The Reference Fund, the Reference Fund Sponsor and the Trust will have no obligation or liability in connection with the registration, operation, marketing, trading or sale of the ETNs or in connection with BMO’s use of information about the Reference Fund.

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The Target Index

We obtained all information contained in this pricing supplement regarding the Target Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (the “Target Index Sponsor” or “S&P Dow Jones”). The Target Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Target Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Target Index in connection with the offer and sale of the ETNs.

In addition, information about the Target Index may be obtained from other sources, including, but not limited to, the Target Index Sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Target Index is accurate or complete.

The Target Index is calculated and published by S&P Dow Jones and is reported by Bloomberg under the ticker symbol “IBOXIG.”

General

The Target Index is a market-value weighted index with a cap on each issuer of 3% designed to reflect the performance of U.S. dollar-denominated investment-grade corporate debt and consists of investment-grade U.S. dollar-denominated bonds issued by corporate issuers from developed countries and rated by at least one of three rating services: Fitch Ratings, Moody’s Investors Service or S&P Global Ratings.

The Target Index was launched on November 1, 2006, with a base value of 100 as of December 31, 1998.

Bond Selection

The Target Index is rebalanced once each month at month-end (the “rebalancing date”) and is composed solely of bonds. The bonds in the Target Index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date, provided that the relevant bond data can be verified as of that date (the “bond selection cut-off date”). The new composition of the Target Index becomes effective on the first business day of the next month.

Bond Type

Only U.S. dollar-denominated fixed-rate bonds whose cash flow can be determined in advance are eligible for inclusion. T-Bills and other money market instruments are not eligible. In particular, bonds with the following characteristics are included:

•	fixed coupon bonds;

•	step-up bonds with coupon schedules known at issuance or as functions of the issuer’s rating;

•	sinking funds and amortizing bonds;

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•	medium-term notes;

•	senior fixed-to-floating rate bonds issued by banks with a call option up to 25 months prior to maturity;

•	Rule 144A offerings with registration rights, but only if the corresponding Regulation S tranche is eligible for inclusion in the iBoxx USD Benchmark Index;

•	callable bonds; and

•	putable bonds.

The following instrument types are specifically excluded from the Target Index: preferred shares; optionally and mandatorily convertible bonds; subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date; bonds with other equity features attached, such as options or warrants; perpetual bonds; fixed-to-floating rate bonds other than senior fixed-to-floating rate bonds issued by banks with a call option up to 25 months prior to maturity; floating-rate notes; pay-in-kind bonds during the respective pay-in-kind period; zero-coupon bonds; zero step-ups (GAINS); bonds with differences between accrual and coupon payment periods and monthly-paying bonds; private placements; retail bonds; and extended bonds.

The classification of a bond as a private placement or a retail bond, as applicable, will be made at S&P Dow Jones’s discretion. In instances where a new bond type is not specifically excluded or included according to the published index rules, S&P Dow Jones will analyze the features of such securities in line with the principles described above. S&P Dow Jones may consult the relevant index committees. Any such decision regarding the eligibility or ineligibility of a new bond type will be published and the index rules will be updated accordingly.

Credit Rating

All bonds in the Target Index must have an iBoxx® Rating of investment grade. Ratings from Fitch Ratings, Moody’s Investors Service and S&P Global Ratings are considered for the calculation of the rating.

Investment grade is defined as BBB- or higher from Fitch Ratings or S&P Global Ratings and Baa3 or higher from Moody’s Investors Service. Bonds with an RD/SD rating are excluded. If a bond is rated by more than one of the above agencies, then the iBoxx® Rating is the average of the provided ratings. The rating is consolidated to the nearest rating grade. Rating notches are not used.

Expected Remaining Life

All bonds must have an expected remaining life at the rebalancing date of at least three years or, for new additions to the Target Index, of at least three years and six months. The expected remaining life is calculated from the rebalancing date to the assumed workout date of the bond using the day-count convention of the bond. The workout date for a bond is determined based on the bond’s features. For plain-vanilla bonds, the expected workout date is the final maturity date. For dated and undated callable financial hybrid capital bonds, the workout date is assumed to be the first call date. For soft bullets, the expected workout date is determined using the first call date.

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Amount Outstanding

The outstanding face value of a bond must be greater than or equal to $750 million as of the bond selection cut-off date. Partial buybacks or increases affect the outstanding face value of a prospective bond. S&P Dow Jones considers changes to the outstanding face value of a candidate bond as a result of partial or full buybacks or increases, provided that S&P Dow Jones is aware of such changes as of the bond selection cut-off date.

In the case of Regulation S securities that are registered as global securities, the remaining amount of the Regulation S version and the registered version are recombined if the bond is not exchanged in full and if the remaining amount of the Regulation S version reduces the amount outstanding below the eligibility threshold.

The outstanding face value of all bonds denominated in U.S. dollars from the issuer in the broader iBoxx USD Investment Grade Corporate Index (excluding fixed-to-floating rate bonds, other than senior fixed-to-floating rate bank bonds included in the broader iBoxx USD Investment Grade universe, and perpetual bonds) must be greater than or equal to $2 billion as of the bond selection cut-off date.

Lockout Period and Minimum Run

Notwithstanding the general selection rules, a bond that is removed from the Target Index at a rebalancing date is excluded from re-entering the Target Index for a three-month period, even if it would otherwise qualify for inclusion.

Any bond that enters the Target Index must remain in the Target Index for a minimum of six months, provided it is not downgraded to sub-investment grade, defaulted or fully redeemed during this period.

Bond Classification

All bonds are classified based on the principal activities of the issuer and the main sources of the cash flows used to pay coupons and redemptions. In addition, a bond’s specific collateral type or legal provisions are evaluated. Bonds issued by different subsidiaries of the same issuer may carry different classifications.

The issuer classification is reviewed regularly based on updated information received by S&P Dow Jones, and status changes are included in the Target Index at the next rebalancing if necessary.

Denomination

Bonds must be denominated in U.S. dollars with clearance and settlement available through The Depository Trust and Clearing Corporation or Rule 144A offerings with registration rights. Eurobonds are excluded.

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Issuer

All bonds must be corporate credit, meaning debt instruments issued and backed by public or private corporate issuers that are not secured by specific assets. Debt issued by governments, sovereigns, quasi-sovereigns and government-backed or government-guaranteed entities is excluded.

Bonds secured by a “floating charge” over some or all assets of an issuer are considered corporate bonds. Corporate bonds are further classified into Financials and Non-Financials, and each bond in the Target Index is assigned to a specific sector.

Corporate debt is further classified into senior and subordinated debt and is assigned a seniority level. For bank senior-debt structures, the Target Index additionally differentiates between Bail-in and Preferred bonds.

Issuer Country

An issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled and incorporated, and the applicable country of risk must be included in the countries listed as developed markets in the S&P iBoxx Country Classifications.

Only bonds from countries classified as developed markets, based on the S&P Global iBoxx Global Economic Development Classification Methodology, are eligible for the Target Index. A new country becomes eligible for inclusion in the Target Index if it is classified as a developed market under the S&P Global iBoxx Global Economic Development Classification Methodology. Countries classified as emerging markets are ineligible for inclusion in the Target Index.

Index Calculation

The Target Index is calculated in accordance with the iBoxx Bond Index Calculus. The total return calculation components include price changes, accrued interest, coupon payments and reinvestment income on cash flows received during the composition month. The Target Index is calculated using the assumption of T+0 settlement.

The information used for calculating the Target Index is sourced from offering circulars and checked against standard data providers. The Target Index uses bond prices provided by independent bond-pricing services as described in the iBoxx Pricing Methodology.

The calculation of the Target Index is based on bid prices. New securities are included at their respective ask prices when they enter the index family. If no price can be established for a particular security, the Target Index continues to be calculated based on the last available price. If the required inputs become impossible to obtain, S&P Dow Jones may consult market participants prior to the next rebalancing date.

The Target Index is calculated on an end-of-day basis and distributed once daily after the close of U.S. markets. Bond and index analytical values are calculated Monday through Friday using that day’s closing prices. In addition, bond and index analytical values are calculated using the previous trading day’s closing prices on the last calendar day of each month if that day is not a regular trading day and on common bank holidays, as published in the iBoxx index calculation calendar. Data regarding the Target Index and bond-price information is also available from the principal information vendors. Closing index values and key statistics are published at the end of each calculation day.

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Rebalancings

The Target Index rebalances monthly on the rebalancing date.

Any inclusions after the third business day before the end of a month are not considered in that month’s rebalancing process but become effective at the end of the following month. Newly issued bonds are considered if they are publicly known to settle on or before the last calendar day of the month, inclusive, and if their ratings and amounts outstanding have become known at least three trading days before the end of the month.

Preview lists of eligible bonds are published weekly beginning on the first Friday that is three business days after the previous month-end rebalance, as well as on the sixth calendar day of the month, or the next index publication day if the sixth calendar day falls on a non-business day. Additional preview lists of eligible bonds are published before the end of the month. Final components are published two business days before the end of the month.

Two business days before the end of each month, the ratings and amount information for the constituents are updated and the list is adjusted for all rating and amount changes known to have taken place three business days prior to month-end, which could also result in a bond’s exclusion. However, if bonds included in broader U.S. dollar indices become eligible for inclusion in the Target Index two business days prior to a given rebalancing because of rating or amount changes, the bonds are added to the Target Index.

Rebalancing Procedure

In a first step, the selection criteria are applied to the universe of U.S. dollar-denominated bonds. Bond ratings and amounts outstanding are used as of the bond selection cut-off date. Maturity dates remain fixed for the life of the bond. Only bonds with a first settlement date on or before the rebalancing date are included in the selection process.

Index Weights

After the eligible bond universe has been defined, the weight of each bond is determined and, if necessary, capped by applying an issuer cap of 3%. The weights and capping factors are determined on the last business day of each month using end-of-month market values.

Full Redemptions: Exercised Calls, Puts and Buybacks

If a bond is fully redeemed intra-month, the bond effectively ceases to exist. In all calculations, the redeemed bond is treated as cash based on the last price, the call price or the repurchase price, as applicable. The redemption factor and redemption price are used to reflect these events in the index and analytical calculations. In addition, the clean price of the bond is set to the redemption price, and interest accrued until the redemption date is treated as an irregular coupon payment.

Bonds Trading Flat of Accrued

If a bond is identified as trading flat of accrued, the accrued interest of the bond is set to zero in the total return index calculation, and the bond is excluded from the calculation of all bond and index analytical values. A bond will be considered trading flat of accrued if the bond has been assigned a default rating, the issuer has announced a failure to pay a coupon or the issuer has announced an intention not to make a payment on an upcoming coupon.

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Tender Offers and Calls

Except for exchange offers, any bond subject to a firm call or tender offer in the month immediately following the rebalancing date is excluded from the Target Index, provided that S&P Dow Jones is aware of the firm call or tender offer as of the bond selection cut-off date.

Annual Review

In addition to the daily governance of the indices and maintenance of the methodology of the Target Index, at least once within any 12-month period, the Target Index Sponsor’s Index Committee reviews the methodology to ensure that the Target Index continues to achieve its stated objectives and that the data and methodology remain effective. In certain instances, the Target Index Sponsor may publish a consultation inviting comments from external parties.

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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the ETNs. It does not purport to be a complete analysis of all tax considerations relating to the ETNs. Prospective purchasers of the ETNs should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the ETNs and receiving payments under the ETNs. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the ETNs offered by this pricing supplement, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of ETNs, (3) is not affiliated with us, (4) does not receive any payment of interest on an ETN in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold ETNs in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules contained in the Tax Act (the “Hybrid Mismatch Rules”) to a Holder (i) that disposes of an ETN to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” with respect to the Holder or in respect of which the Holder is a “specified entity,” (ii) that disposes of an ETN under, or in connection with, a “structured arrangement”, or (iii) in respect of which we are a “specified entity” (as such terms are defined in subsection 18.4(1) of the Tax Act). Such Holders should consult their own tax advisers.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this pricing supplement other than the proposed amendments to the Hybrid Mismatch Rules released for consultation on July 23, 2026 (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

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This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the ETNs should consult their own tax advisers having regard to their own particular circumstances.

Interest paid or credited or deemed for purposes of the Tax Act to be paid or credited on an ETN (including amounts on account of, or in lieu of payment of, or in satisfaction of interest, any amount paid at maturity in excess of the principal amount and interest deemed to be paid on an ETN in certain cases where a note is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to us or any other resident or deemed resident of Canada, other than a note which is an “excluded obligation”, as defined in the Tax Act for this purposes) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“participating debt interest”). The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is generally not participating debt interest unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest or deemed interest on an ETN, including any portion of the principal amount of an ETN in excess of the issue price, such interest or deemed interest, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax.

If an amount of interest paid by us on a security were to be non-deductible by us in computing our income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Subsection 18.4(4) would apply only if a payment of interest by us on a security constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a security should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement,” both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these ETNs, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the ETNs, and (ii) it should also not be reasonable to consider that the ETNs were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch.”

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Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of an ETN or on the proceeds received by a Holder on the disposition of an ETN (including redemption, cancellation, purchase or repurchase).

U.S. Federal Income Tax Considerations

The following is a general description of certain material U.S. federal income tax considerations relating to the ETNs. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the ETNs. Prospective purchasers of the ETNs should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the ETNs and receiving payments under the ETNs. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The following section supersedes the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement in its entirety. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary applies only to investors who are initial investors and hold their ETNs as “capital assets” for U.S. federal income tax purposes. This section is general in nature and does not address specific considerations that may be relevant to classes of investors subject to special rules, such as entities treated as partnerships, subchapter S corporations, other pass-through entities, governments (or instrumentalities or agencies thereof), dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their ETNs, banks, financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons that hold ETNs as part of a straddle or a hedging or conversion transaction, persons subject to Section 451(b) of the Code, U.S. expatriates or persons whose functional currency for tax purposes is not the U.S. dollar. This discussion does not address any minimum tax or Medicare contribution tax considerations.

If an entity treated as a partnership holds the ETNs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding the ETNs and their partners should consult their tax advisers with regard to the U.S. federal income tax treatment of an investment in the ETNs.

We will not attempt to ascertain whether the issuer of any security held by the Reference Fund would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply to U.S. investors (in the case of a passive foreign investment company) or non-U.S. investors (in the case of a United States real property holding corporation). Investors should refer to any available information filed with the SEC by the companies whose securities are held by the Reference Fund and consult their tax advisers regarding the possible consequences to them in this regard.

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NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE ETNS SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE ETNS ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, INVESTORS SHOULD CONSULT THEIR TAX ADVISERS IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THEIR INVESTMENT IN THE ETNS, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a U.S. holder is a person that, for U.S. federal income tax purposes, is a beneficial owner of an ETN and (i) a citizen or individual resident of the United States, (ii) a domestic corporation, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion assumes that no Canadian withholding or other taxes will be imposed with respect to the ETNs. U.S. holders should consult their tax advisers regarding the tax consequences to them of any Canadian or other non-U.S. tax imposed with respect to the ETNs.

Intended Tax Treatment of the ETNs. In the opinion of our special U.S. tax counsel, Davis Polk & Wardwell LLP, it is reasonable to treat an ETN with the terms described in this pricing supplement as a pre-paid cash-settled forward contract in respect of the Index for U.S. federal income tax purposes, and by purchasing the ETNs, each U.S. holder agrees (in the absence of a change in law or Internal Revenue Service (“IRS”) guidance) to treat the ETNs accordingly. If the ETNs are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or settlement of the ETNs in an amount equal to the difference between the amount a U.S. holder receives at such time and the U.S. holder’s tax basis in the ETNs. In general, a U.S. holder’s tax basis in the ETNs will be equal to the price the U.S. holder paid for the ETNs. Capital gain recognized by a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. Due to the absence of authorities that directly address the treatment of the ETNs, alternative tax treatments of the ETNs are also possible, and the IRS might assert that a treatment other than that described above is more appropriate. For example, the IRS might assert that the ETNs should be treated as a single debt instrument. Such a debt instrument would generally be subject to the special tax rules governing contingent payment debt instruments. If the ETNs are so treated, a U.S. holder would generally be required to accrue interest currently at a “comparable yield” over the term of the ETNs even though that U.S. holder will not receive any payments from us prior to maturity or early redemption. Any such interest income is expected to be U.S.-source. In addition, any gain a U.S. holder might recognize upon the sale, exchange, redemption or settlement of the ETNs would be ordinary income and any loss recognized by a U.S. holder at such time would be ordinary loss to the extent of interest that same U.S. holder included in income in the current or previous taxable years in respect of the ETNs, and thereafter, would be capital loss. Moreover, under such characterization a given ETN may not be “fungible” with ETNs with different issue dates for U.S. federal income tax purposes.

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The IRS could also assert that a U.S. holder should be required to treat any amounts attributable to the Daily Investor Fee and any Redemption Fee Amount as separate investment expenses. The deduction of any such deemed expenses would not generally be permitted to a U.S. holder who is an individual, trust or estate. Such limitation would correspondingly increase the amount of gain and income or decrease the amount of loss recognized by a U.S. holder with respect to an investment in the ETNs.

It is possible that a deemed taxable exchange could occur upon a rebalancing or reconstitution of the Index or upon an extraordinary adjustment to the Index, a replacement of the Index, or any extension by us of the Maturity Date. Additionally, it is possible that the ETNs could be treated as a series of derivative contracts, each of which matures on the next date on which a rebalancing or reconstitution of the Index occurs. If a deemed taxable exchange occurred or if the ETNs were properly characterized as a series of derivative contracts, a U.S. holder would be treated as disposing of the ETNs at the time of the relevant rebalancing, reconstitution, extraordinary adjustment, replacement, or extension, as the case may be, in return for new ETNs that mature on the next date on which a rebalancing or reconstitution of the Index occurs, on the Maturity Date, or on the extended Maturity Date, as the case may be, and subject to the application of the wash sale rules, the U.S. holder accordingly could recognize capital gain or loss on each date on which a rebalancing, reconstitution, extraordinary adjustment, replacement, or extension, as the case may be, occurs equal to the difference between the U.S. holder’s tax basis in the ETNs (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the ETNs on such date.

Because of the absence of authority regarding the appropriate tax characterization of the ETNs, it is also possible that the IRS could seek to characterize the ETNs in a manner that results in other tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a U.S. holder may recognize upon the sale, exchange, redemption or settlement of the ETNs should be treated as ordinary income or loss.

The IRS has released a notice that may affect the taxation of U.S. holders of the ETNs. According to the notice, the IRS and the Treasury Department are considering whether the holder of instruments such as the ETNs should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance will ultimately be issued, if any. It is possible, however, that under such guidance, U.S. holders of the ETNs will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Further, future legislation, including legislation based on bills previously introduced in Congress, may tax all derivative instruments on a mark-to-market basis, requiring U.S. holders of such derivative instruments to take into account annually gains and losses on such instruments as ordinary income. The adoption of such legislation or similar proposals may significantly impact the tax consequences from an investment in the ETNs, including the timing and character of income and gain on the ETNs. U.S. holders should consult their tax adviser as to the tax consequences of possible alternative characterizations of the ETNs for U.S. federal income tax purposes and proposals to change the taxation of certain derivative instruments.

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Information With Respect to Foreign Financial Assets. An individual U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Under these rules the ETNs, or non-U.S. financial accounts through which the ETNs are held, may be treated as “specified foreign financial assets.” U.S. holders are urged to consult their tax advisers regarding the application of this reporting requirement to their ownership of the ETNs.

Non-U.S. Holders

The following discussion applies to non-U.S. holders of the ETNs. A non-U.S. holder is a person that, for U.S. federal income tax purposes, is a beneficial owner of an ETN and (i) a non-resident alien individual, (ii) a foreign corporation, or (iii) a foreign estate or trust.

Except as discussed below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the ETNs, provided that (i) the non-U.S. holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business, and (iii) if the non-U.S. holder is a non-resident alien individual, such non-U.S. holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement of the ETNs and is not a former citizen or resident of the United States. In the case of (ii) above, the non-U.S. holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the non-U.S. holder were a U.S. holder and, in the case of a non-U.S. holder that is a corporation, the non-U.S. holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. If the ETNs are recharacterized as debt for U.S. federal income tax purposes, amounts paid in respect of the ETNs to a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder (i) does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Bank of Montreal stock entitled to vote, (ii) is not a “controlled foreign corporation” related, directly or indirectly, to Bank of Montreal, (iii) is not a bank receiving interest under Section 881(c)(3)(A) of the Code and (iv) provides to the relevant withholding agent a properly completed IRS Form W-8, appropriate to the non-U.S. holder’s particular circumstances, that certifies under penalties of perjury that such person is not a U.S. person.

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Under Section 871(m) of the Code (“Section 871(m)”), a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “underlying security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. In light of the economic terms of the ETNs, we do not expect that payments on the ETNs will be subject to withholding under Section 871(m) of the Code. However, if we determine that withholding under Section 871(m) is applicable, we will not pay any additional amounts with respect to this tax.

As discussed above, alternative characterizations of the ETNs for U.S. federal income tax purposes are possible. Should we conclude that an alternative characterization applies by reason of change or clarification of the law, administrative guidance or otherwise and consequently conclude that we are required to withhold on payments on the ETNs, we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the ETNs should be subject to withholding tax. Prospective investors should consult their own tax advisers in this regard.

Backup Withholding and Information Reporting

Payments on the ETNs or of proceeds from a sale or other disposition of the ETNs may be subject to information reporting. U.S. holders may also be subject to backup withholding on these payments unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders will not be subject to backup withholding if they provide a properly completed Form W-8 appropriate to their circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” imposes a 30% U.S. withholding tax on certain U.S. source payments, including U.S.-source interest (and original issue discount), dividends, dividend-equivalent payments (as described above) and other fixed or determinable annual or periodical gain, profits, and income (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. Account holders subject to information reporting requirements pursuant to FATCA may include holders of the ETNs or non-U.S. financial institutions through which the ETNs may be held. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

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The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we (or the applicable withholding agent) determine withholding is appropriate with respect to the ETNs, tax will be withheld at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Investors are urged to consult with their own tax advisers regarding the possible implications of FATCA on their investment in the ETNs.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity (collectively, “Plans”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the ETNs. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those parties in interest that engage in a prohibited transaction, unless relief is available under an applicable statutory, regulatory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code as well.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. The acquisition, holding or disposition of the ETNs by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the ETNs are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the ETNs. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

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•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Under this exemption, the purchase and sale of the ETNs will not constitute a prohibited transaction under ERISA or Section 4975 of the Code, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Certain employee benefit plans and arrangements, including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws, regulations or rules (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws before purchasing the ETNs.

Any purchaser or holder of the ETNs or any interest therein will be deemed to have represented (both on behalf of itself and any Plan) by its purchase and holding of the ETNs that either (i) it is not a Plan or Non-ERISA Arrangement and is not purchasing the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (ii) the purchase, holding and subsequent disposition of the ETNs will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the potential consequences of any purchase, holding or disposition under ERISA, Section 4975 of the Code and/or Similar Laws, as applicable, and the availability of any exemptive relief.

The ETNs are contractual financial instruments. The financial exposure provided by the ETNs is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the ETNs. The ETNs have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the ETNs.

PS-99

Each purchaser or holder of any ETNs acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the ETNs, (ii) the purchaser or holder’s investment in the ETNs, (iii) the holding of the ETNs or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the ETNs;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the ETNs and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the ETNs;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the ETNs has exclusive responsibility for ensuring that its purchase and holding of the ETNs does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or provisions of any Similar Laws. The sale of any ETNs to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, and meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential Plan or Non-ERISA Arrangement purchasers.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in a Distribution Agreement between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of the ETNs.

BMOCM, an affiliate of ours, is the agent for this offering. On the Initial Trade Date, we sold an aggregate of $5,000,000 principal amount of the ETNs through BMOCM and through one or more dealers purchasing as principal through BMOCM for $50 per ETN. We received proceeds equal to 100% of the offering price of those ETNs.

Additional ETNs may be offered and sold after the Initial Trade Date from time to time through BMOCM and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Value at that time. Sales of the ETNs after the Initial Trade Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. BMOCM may lend the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by purchasing such ETNs from BMOCM.

We are not obligated to issue and sell additional ETNs at any time to BMOCM, and BMOCM is not obligated to sell additional ETNs to investors or dealers at any time. If we discontinue issuances and sales of the ETNs, or if BMOCM discontinues sales of the ETNs of any series, the price and liquidity of those ETNs may be subject to significant distortions. See “Risk Factors—We may sell additional ETNs at different prices, but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”

We will receive proceeds equal to 100% of the price that the ETNs are sold to the public, less any commissions paid to BMOCM or any other dealer. BMOCM and any other agent and dealer in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of the ETNs. In addition, in exchange for providing certain services relating to the distribution of the ETNs, BMOCM, a member of FINRA, may receive a portion of the profits generated by the Daily Investor Fee. BMOCM and its affiliates may also profit from expected hedging activity related to these offerings, even if the value of the ETNs decline. We may not sell the full amount of ETNs offered by this pricing supplement, and may discontinue sales of the ETNs at any time.

We or our affiliates may, at any time and from time to time, purchase outstanding ETNs in the open market, by private agreement or in other transactions.

We may use this pricing supplement in the initial sale of the ETNs. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the ETNs after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

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Broker-dealers, including BMOCM, may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (such term includes this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers and our affiliates in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this prospectus that they acquire from us, BMOCM or other holders after the original offering and sale of the ETNs, or they may sell any ETNs covered by this prospectus in short sale transactions. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above. This pricing supplement (including the accompanying prospectus supplement and prospectus) will be deemed to cover any short sales of the ETNs by market participants who borrow ETNs from us or our affiliates or who cover their short positions with ETNs acquired from us or our affiliates.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from us or one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”). A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act.

BMOCM or another FINRA member will provide certain services relating to the distribution of the ETNs and may receive a portion of the profits generated by the Daily Investor Fee. BMOCM may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to BMOCM or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although BMOCM will not receive any discounts in connection with such sales, BMOCM is expected to charge normal commissions for the purchase of any such ETNs.

BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may profit from expected hedging activities related to this offering, even if the value of the ETNs declines.

We may deliver ETNs against payment therefor on a date that is greater than one business day following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than one business day after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The ETNs are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the ETNs to any such investor.

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Each of BMOCM and any other broker-dealer offering the ETNs have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the ETNs to, any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Each of BMOCM and any other broker-dealer offering the ETNs have not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any of the ETNs to, any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is either one or both of the following (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the ETNs or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the ETNs or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the ETNs. We will issue the ETNs initially in an amount having the aggregate offering price specified on the cover page of this pricing supplement. However, we may issue additional ETNs in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The ETNs do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the ETNs. For more information, please refer to “Description of the Notes We May Offer—General” in the accompanying prospectus supplement and “Description of Debt Securities—General” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued ETNs and will have the same CUSIP number and will trade interchangeably with the ETNs immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding ETNs of the class, plus the aggregate principal amount of any ETNs bearing the same CUSIP number that are issued pursuant to any future issuances of ETNs bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

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Conflicts of Interest

BMOCM is an affiliate of Bank of Montreal and, as such, has a “conflict of interest” in the offerings contemplated hereby, within the meaning of FINRA Rule 5121. Consequently, each offering of the ETNs will be conducted in compliance with the provisions of Rule 5121. BMOCM is not permitted to sell ETNs in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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VALIDITY OF THE ETNS

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the ETNs has been duly authorized by all necessary corporate action of the Bank of Montreal in conformity with the indenture, and when the ETNs will have been validly executed, authenticated, issued and delivered, to the extent that validity of the ETNs is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank of Montreal, subject to the following limitations (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustee’s authorization, execution and delivery of the indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated March 25, 2025, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated March 25, 2025.

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In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank of Montreal, when the ETNs offered by this pricing supplement have been executed and issued by the Bank of Montreal and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such ETNs will be valid and binding obligations of the Bank of Montreal, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank of Montreal, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the ETNs and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated March 25, 2025, which has been filed as an exhibit to Bank of Montreal’s report on Form 6-K filed with the SEC on March 25, 2025.

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ANNEX A

NOTICE OF EARLY REDEMPTION

To: [    ].com

Subject: Notice of Early Redemption, CUSIP No.: 06367V790

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of ETNs to be redeemed: [ ]

Applicable Redemption Calculation Date: [ ], 20[ ]*

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that in addition to any other requirements specified in the pricing supplement relating to the ETNs being satisfied, the ETNs will not be redeemed unless (i) this notice of redemption is delivered to BMO Capital Markets Corp. (“BMO Capital Markets”) by 2:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Calculation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Calculation Date, facing BMO Capital Markets DTC 5257 and (iv) the undersigned instructs DTC to deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors—You will not know the Redemption Amount at the time you elect to request that we redeem your ETNs” in the pricing supplement relating to the ETNs and the undersigned understands that it will be exposed to market risk during the Redemption Measurement Period.

_______________________

* Subject to adjustment as described in the pricing supplement relating to the ETNs.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

BMO Capital Markets Corp.

BMO Capital Markets, as Calculation Agent

e-mail: [    ]

To Whom It May Concern:

The holder of $[  ] MicroSectors™ -3× Short Investment Grade Corporate Bond (LQD) ETNs due July 31, 2046, CUSIP No. 06367V790 (the “ETNs”) hereby irrevocably elects to receive a cash payment on the Redemption Date* of [holder to specify] with respect to the number of ETNs indicated below, as of the date hereof, the redemption right as described in the pricing supplement relating to the ETNs (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Calculation Date with respect to the number of ETNs specified below at a price per ETN equal to the Redemption Amount, facing BMO Capital Markets DTC 5257 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the ETNs will not be redeemed unless (i) this confirmation is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Calculation, facing BMO Capital Markets DTC 5257; and (iii) the undersigned will deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

_______________________

* Subject to adjustment as described in the pricing supplement relating to the ETNs.

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ANNEX B

Number of ETNs surrendered for redemption: ________

DTC # (and any relevant sub-account): ________

Contact Name: ________

Telephone: ________

Fax: ________

E-mail: ________

(At least 25,000 ETNs must be redeemed at one time (except as specified in the pricing supplement) to receive a cash payment on any Redemption Date).

B-2